Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-167479

CALCULATION OF REGISTRATION FEE

Title of each class of securities to beregistered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Shares, no par value	114,880 common shares	$11.05	$1,269,424.00	$173.15

(1)
Based upon the average of the high and low prices reported for the Registrant's common shares on the New York Stock Exchange on February 28, 2013.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").

(3)
Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3 filed with the Securities and Exchange Commission on June 11, 2010 (File No. 333-167479), was deferred pursuant to Rules 456(b) and 457(r) or the Securities Act, and is paid herewith. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in such registration statement.

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 7, 2011)

114,880 Shares

KKR Financial Holdings LLC

Common Shares

        We are offering 30,000 common shares of KKR Financial Holdings LLC. The selling shareholders identified in this prospectus supplement are offering an additional 84,880 common shares of KKR Financial Holdings LLC. Sales of the common shares, if any, will be made by means of ordinary brokers' transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        The net proceeds that we will receive will be the gross proceeds from our sales less commissions or discounts, if any, paid by us in connection with such sales, and any other costs we may incur in issuing the common shares. See "Plan of Distribution" in this prospectus supplement for further information. We expect to use substantially all of the net proceeds we receive from the sale of 30,000 common shares offered by us pursuant to this prospectus supplement to fund the purchase of a substantially equivalent number of common shares from certain of our executive officers for the purpose of satisfying withholding taxes incurred by such executive officers as a result of the vesting of certain of our restricted common shares held by them. We will not receive any proceeds from the sale of common shares by the selling shareholders. The net proceeds that the selling shareholders will receive will be the gross proceeds from their sales less commissions or discounts, if any, paid by them in connection with such sales.

        Our common shares are traded on the New York Stock Exchange, or NYSE, under the symbol "KFN." The closing price of our common shares on February 28, 2013 was $11.09 per share.

        Ownership of our common shares by any person is generally limited to 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our company, including our common and preferred shares. In addition, our operating agreement contains other limitations on the ownership and transfer of our shares. However, pursuant to our operating agreement, our board of directors may, under certain circumstances, terminate these limitations on ownership and transfer of our shares or grant exemptions to certain persons. For additional information on the ownership and transfer restrictions on our common shares, see "Description of Shares—Certain Provisions of the Operating Agreement—Restrictions on Ownership and Transfer" in the accompanying prospectus and "Ownership Limitations" in this prospectus supplement.

        Investing in our common shares involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 1, 2013.

        Unless otherwise expressly stated or the context otherwise requires, the terms "we," "our company," "us" and "our" and similar terms refer to KKR Financial Holdings LLC and its subsidiaries; "Manager" means KKR Financial Advisors LLC; "KKR" means Kohlberg Kravis Roberts & Co. L.P. and its affiliated companies (excluding portfolio companies that are minority or majority owned or managed by funds associated with KKR); "Management Agreement" means the amended and restated management agreement between KKR Financial Holdings LLC and the Manager, as amended; "operating agreement" means the amended and restated operating agreement of KKR Financial Holdings LLC, as amended; "common shares" refers to our common shares, no par value, representing limited liability company membership interests in us; "preferred shares" refers to a class of our shares with preference or priority over any other class of our shares with respect to distribution rights or rights upon our dissolution or liquidation; "shares" refers to limited liability company membership interests issued by us of any class or series; and references to "$" and "dollars" mean U.S. dollars.

        This prospectus supplement contains a summary of some of the terms of our operating agreement and our management agreement. Those summaries are not complete and are subject to, and qualified in their entirety by reference to, all of the provisions of our operating agreement and the Management

S-i

Agreement. A copy of our operating agreement is included as an exhibit to the quarterly report on Form 10-Q that we filed with the SEC on August 6, 2009, a copy of Amendment No. 1 thereto is included as an exhibit to the annual report on Form 10-K that we filed with the SEC on March 1, 2010, a copy of Amendment No. 2 thereto is included as an exhibit to the current report on Form 8-K that we filed with the SEC on January 11, 2013 and a copy of a share designation amending our operating agreement is included as an exhibit to the current report on Form 8-K that we filed with the SEC on January 17, 2013. A copy of our Management Agreement is included as an exhibit to the current report on Form 8-K that we filed with the SEC on May 4, 2007, a copy of the first amendment thereto is included as an exhibit to the current report on Form 8-K that we filed with the SEC on June 15, 2007 and a copy of the second amendment thereto is included as an exhibit to the annual report on Form 10-K that we filed with the SEC on February 28, 2013. Copies of all such reports and exhibits are available on the SEC website at www.sec.gov.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference" below.

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See "Incorporation by Reference."

        We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the prospectus and any such free writing prospectus is an offer to sell only the common shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus supplement, the prospectus, any related free writing prospectus or any document incorporated or deemed incorporated herein by reference is accurate as of any date other than the date of this prospectus supplement. Also, you should not assume that there has been no change in the affairs of our company since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 and a post-effective amendment to the registration statement (together, the "registration statement") under the Securities Act of 1933, as amended (the "Securities Act"), of which this prospectus supplement is a part, with respect to the securities to be sold pursuant to this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and exhibits to the registration statement. For further information with respect to us and the securities to be sold pursuant to this prospectus supplement, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in the prospectus, this prospectus supplement and in the documents incorporated and deemed to be incorporated by reference herein or in any free writing prospectus as to the contents of any contract or other document do not purport to be complete and, where that contract or document is an exhibit to the registration statement or an exhibit to a document incorporated or deemed to be incorporated by reference in the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of the registration statement, including the exhibits to the registration statement, and other documents we file with the SEC may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of the registration statement, including the exhibits, and the other documents we file with the

S-iii

SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you for free on the SEC's website at http://www.sec.gov. You may also inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and file periodic reports, proxy statements and other information with the SEC.

S-iv

SUMMARY

        This summary highlights selected information contained elsewhere or incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information you should consider when making your investment decision. We urge you to read carefully all of this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference, including our consolidated financial statements and accompanying notes, to gain a fuller understanding of our business and the terms of our common shares, as well as some of the other considerations that may be important to you, before making your investment decision. You should pay special attention to the "Risk Factors" section of this prospectus supplement and the documents incorporated or deemed incorporated by reference to determine whether an investment in our common shares is appropriate for you.

 KKR Financial Holdings LLC

        We are a specialty finance company with expertise in a range of asset classes. Our core business strategy is to leverage the proprietary resources of our manager with the objective of generating both current income and capital appreciation by deploying capital to our strategies, which include bank loans and high yield securities, natural resources, special situations, mezzanine, commercial real estate and private equity. Our holdings across these strategies primarily consist of below investment grade syndicated corporate loans, also known as leveraged loans, high yield debt securities, private equity, interests in joint ventures and partnerships, and working and royalty interests in oil and gas properties. The corporate loans that we hold are typically purchased via assignment or participation in the primary or secondary market.

        The majority of our holdings consist of corporate loans and high yield debt securities held in collateralized loan obligation ("CLO") transactions that are structured as on-balance sheet securitizations and are used as long term financing for our investments in corporate debt. The senior secured debt issued by the CLO transactions is primarily owned by unaffiliated third party investors and we own the majority of the subordinated notes in the CLO transactions. We execute our core business strategy through our majority-owned subsidiaries, including CLOs.

        We are a Delaware limited liability company and were organized on January 17, 2007. We are the successor to KKR Financial Corp., a Maryland corporation. Our common shares are publicly traded on the New York Stock Exchange ("NYSE") under the symbol "KFN". We intend to continue to operate so as to qualify, for United States federal income tax purposes, as a partnership and not as an association or publicly traded partnership taxable as a corporation.

        We are externally managed and advised by KKR Financial Advisors LLC (our "Manager"), a wholly-owned subsidiary of KKR Asset Management LLC ("KAM" or "the parent of our Manager"), pursuant to a management agreement (the "Management Agreement"). KAM is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P. ("KKR").

        Our Manager is responsible for our operations and performs all services and activities relating to the management of our assets, liabilities and operations. Pursuant to the terms of the Management Agreement, our Manager provides us with our management team, along with appropriate support personnel. All of our executive officers are employees or members of KKR or one or more of its affiliates. Our Manager is under the direction of our board of directors and is required to manage our business affairs in conformity with the Investment Guidelines that are approved by a majority of our independent directors.

        The executive offices of our Manager are located at 555 California Street, 50th Floor, San Francisco, California 94104 and the telephone number of our Manager's executive offices is (415) 315-3620.

 The Offering

Issuer	KKR Financial Holdings LLC
Common Shares Offered by Us	30,000
Common Shares Offered by the Selling Shareholders	84,880
Common Shares to Be Outstanding After this Offering

After giving effect to the sale of the common shares offered by us hereunder and the application of the net proceeds as described under "Use of Proceeds," we expect that there will be approximately 204,784,871 of our common shares outstanding.

Restrictions on Ownership

Our operating agreement contains restrictions on the number of our shares that a person may own that are intended to assist us in maintaining the qualification of any REIT subsidiary of ours as a real estate investment trust, or "REIT," under the Internal Revenue Code of 1986, as amended, or the "Code." Among other things, the operating agreement provides that, subject to exceptions, no person may beneficially or constructively own, or be deemed to beneficially or constructively own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number, whichever is more restrictive, of any class or series of our shares. For more information about these restrictions, see "Description of Shares—Certain Provisions of the Operating Agreement—Restrictions on Ownership and Transfer" in the accompanying prospectus and "Ownership Limitations" in this prospectus supplement.

Trading	Our common shares are listed on the NYSE under the symbol "KFN."
Material U.S. Federal Income Tax Considerations

You should read carefully the section "Material U.S. Federal Income Tax Considerations" in the accompanying prospectus as well as the tax risk factors that are incorporated or deemed incorporated by reference herein, for certain U.S. federal and California income tax considerations relevant to our common shares.

Use of Proceeds

We expect to use substantially all of the net proceeds we receive from the sale of 30,000 common shares offered by us pursuant to this prospectus supplement to fund the purchase of a substantially equivalent number of common shares from certain of our executive officers for the purpose of satisfying withholding taxes incurred by such executive officers as a result of the vesting of certain of our restricted common shares held by them. We will not receive any proceeds from the sale of common shares by the selling shareholders.

Risk Factors

You should read carefully the "Risk Factors" beginning on page S-4 of this prospectus supplement, as well as the risk factors that are described in the documents incorporated or deemed incorporated by reference in this prospectus supplement, for certain considerations relevant to an investment in our common shares.

        The number of common shares to be outstanding immediately after this offering is based on 204,780,075 common shares outstanding as of February 28, 2013 and excludes:

  •
  1,932,279 common shares issuable upon the exercise of options outstanding as of December 31, 2012, having a weighted-average exercise price of $20.00 per share;

  •
  1,570,712 common shares authorized, but not yet issued under our 2007 Incentive Share Plan; and

  •
  526,660 common shares reserved, but not yet issued under our Non-Employee Directors' Deferred Compensation and Share Award Plan.

RISK FACTORS

        Investing in our common shares involves risks. You should carefully review the following risk factors and the risks discussed under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on February 28, 2013, which is incorporated by reference in this prospectus supplement, or under the caption "Risk Factors" or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that you may be provided in connection with the offering of common shares pursuant to this prospectus supplement and the accompanying prospectus. You should also carefully review the other risks and uncertainties discussed in this prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and in any free writing prospectus. The risks and uncertainties discussed in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our common shares. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our common shares could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

 USE OF PROCEEDS

        We expect to use substantially all of the net proceeds we receive from the sale of 30,000 common shares offered by us pursuant to this prospectus supplement to fund the purchase of a substantially equivalent number of common shares from certain of our executive officers for the purpose of satisfying withholding taxes incurred by such executive officers as a result of the vesting of certain of our restricted common shares held by them. We will not receive any proceeds from the sale of common shares by the selling shareholders.

SELLING SHAREHOLDERS

        The following table sets forth, for each selling shareholder, the name, the number of common shares owned as of February 28, 2013, the number of common shares being offered pursuant to this prospectus supplement and the number of common shares that will be beneficially owned immediately after the offering contemplated by this prospectus supplement. We will not receive any proceeds from the sale of common shares by the selling shareholders.

        A person is a "beneficial owner" of a security if that person has or common shares voting or investment power over the security or if he has the right to acquire beneficial ownership within 60 days as of February 28, 2013. Unless otherwise noted, to our knowledge, each of the selling shareholders has sole voting and investment power over the common shares listed. Percentage computations are based on 204,780,075 of our common shares outstanding as of February 28, 2013.

        KKR Financial Advisors LLC is our Manager. All of the other selling shareholders are currently or have been employed by our Manager, KKR or a KKR affiliate within the past three years. None of the selling shareholders is currently or has been an executive officer of us, our Manager, KKR or any affiliate of ours during the past three years.

Name of Selling Shareholder	Common Shares Beneficially Owned Prior to this Offering	Common Shares Being Offered	Percentage of Common Shares Beneficially Owned Prior to this Offering	Percentage of Common Shares Beneficially Owned After this Offering
KKR Financial Advisors LLC:	45,591	45,591	*	*
All other Selling Shareholders as a group:(1)	475,751	39,289	*	*

*
Less than 1%.

(1)
Common shares shown in the table include common shares owned by the selling shareholders other than KKR Financial Advisors LLC. Such selling shareholders beneficially own, in the aggregate, less than 1.0% of our common shares as of February 28, 2013.

PRICE RANGE OF COMMON SHARES AND DISTRIBUTIONS

        Our common shares have been listed on the NYSE under the symbol "KFN" since the time of the conversion transaction on May 4, 2007. The common stock of KKR Financial Corp., our predecessor, was traded on the NYSE from June 24, 2005 until the effectiveness of the conversion transaction. As of February 28, 2013, we had 204,780,075 common shares outstanding. The following table sets forth, for the periods indicated, the high and low sales prices per share of the common shares as reported on the NYSE.

	Share Prices
	High	Low
Year Ending December 31, 2013
First Quarter (through February 28, 2013)	$11.93	$10.74
Year Ended December 31, 2012
Fourth Quarter ended December 31, 2012	$10.89	$9.30
Third Quarter ended September 30, 2012	$10.36	$8.53
Second Quarter ended June 30, 2012	$9.47	$7.95
First Quarter ended March 31, 2012	$9.54	$8.70
Year Ended December 31, 2011
Fourth Quarter ended December 31, 2011	$8.85	$6.68
Third Quarter ended September 30, 2011	$9.92	$7.36
Second Quarter ended June 30, 2011	$10.35	$9.43
First Quarter ended March 31, 2011	$10.60	$8.80

        The following table sets forth the cash distributions declared per common share for fiscal years 2011, 2012 and the first fiscal quarter of 2013 (through February 28, 2013).

Record Date	Payment Date	Cash Distribution Declared Per Common Share
March 14, 2013	March 28, 2013	$0.05
February 19, 2013	February 28, 2013	$0.21
November 7, 2012	November 21, 2012	$0.21
August 9, 2012	August 23, 2012	$0.21
May 8, 2012	May 22, 2012	$0.18
March 15, 2012	March 29, 2012	$0.08
February 16, 2012	March 1, 2012	$0.18
November 17, 2011	December 1, 2011	$0.18
August 11, 2011	August 25, 2011	$0.18
May 13, 2011	May 27, 2011	$0.16
February 18, 2011	March 4, 2011	$0.15

DISTRIBUTION POLICY

        We currently intend to continue paying cash distributions to holders of our common shares on a quarterly basis. On February 28, 2013, we paid a cash distribution of $0.21 per common share for the fourth quarter of 2012 and on March 28, 2013, we will pay a special distribution of $0.05 per common share. During 2012, we declared cumulative cash distributions on our common shares of $0.86 per share. However, we cannot assure you that similar, or any, distributions will be made to holders of our common shares during future periods.

        The amount and timing of distributions to our common shareholders, including quarterly distributions or any special distributions, is determined by our board of directors and is based upon a review of various factors including current market conditions, our liquidity needs, legal and contractual restrictions on the payment of distributions, including those under the terms of our preferred shares, the amount of ordinary taxable income or loss earned by us, gains or losses recognized by us on the disposition of assets and our liquidity needs. For this purpose, we will generally determine gains or losses based upon the price we paid for those assets. We note, however, because of the tax rules applicable to partnerships, the gains or losses recognized by a shareholder on the sale of assets held by us may be higher or lower depending upon the purchase price the shareholder paid for our common shares. Shareholders may have taxable income or tax liability attributable to our common shares for a taxable year that is greater than our cash distributions for such taxable year. We may not declare or pay distributions on our common shares unless all accrued distributions have been declared and paid, or set aside for payment, on our 7.375% Series A LLC Preferred Shares.

OWNERSHIP LIMITATIONS

        Our operating agreement contains restrictions on the number of our shares that a person may own that are intended to assist us in maintaining the qualification of any REIT subsidiary of ours as a REIT under the Code. Among other things, the operating agreement provides that, subject to exceptions, no person may beneficially or constructively own shares in excess of 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our company, including common shares or preferred shares. In addition, the operating agreement, subject to exceptions, prohibits any person from beneficially owning our shares to the extent that such ownership of shares would result in any REIT subsidiary of ours being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or would otherwise cause any REIT subsidiary of ours to fail to qualify as a REIT. The operating agreement generally provides that any attempted transfer which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a charitable trust. The operating agreement further generally provides that, if the transfer of shares to a charitable trust would not be effective for any reason to prevent a violation of the foregoing restrictions, then, to the fullest extent permitted by law, the transfer of that number of shares that would otherwise cause that violation shall be void ab initio. For further information about these and other related provisions of our operating agreement, see "Description of Shares—Certain Provisions of the Operating Agreement—Restrictions on Ownership and Transfer" in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

        Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, an "ERISA Plan"), should consider the fiduciary standards of ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment in our common shares. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with its fiduciary responsibilities, and the documents and instruments governing the ERISA Plan.

  Prohibited Transaction Issues

        Whether or not the underlying assets of the Issuer were deemed to include "plan assets," as described below, we, certain of our subsidiaries and the underwriters, the Transfer Agent, Registrar and Paying Agent, the Manager and our and their respective affiliates may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many ERISA Plans, as well as other arrangements subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans (such arrangements, and together with ERISA Plans, referred to herein as "Plans"). Prohibited transactions within the meaning of ERISA or the Code could arise, for example, if our common shares are acquired by or with the assets of a Plan with respect to which the Manager, we or any of our subsidiaries or our or the Manager's respective affiliates and the other persons referenced above is a party in interest or disqualified person, unless the transaction qualifies for an exemption from the prohibited transaction rules of ERISA and the Code. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory or administrative exemption.

        Exemptive relief from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code may be available for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of our common shares. Those exemptions include Prohibited Transaction Class Exemption ("PTCE") 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides exemptive relief for certain arm's-length transactions with a person (other than a fiduciary or an affiliate of a fiduciary that has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) that is a party in interest or disqualified person solely by reason of providing services to Plans or being an affiliate of such a service provider (the "Service Provider Exemption"). However, there can be no assurance that any of these class exemptions, the Service Provider Exemption or any other exemption will be available with respect to any particular transaction involving our common shares.

  Plan Asset Issues

        Regulations, promulgated under ERISA by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the "Plan Asset Regulations") generally provide, that when a Plan acquires an equity interest in an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by "benefit plan investors" is not significant or that the entity is an "operating company," in each case as defined in the Plan Asset Regulations. For purposes of the Plan Asset Regulations, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the total value of each class of such entity's equity, excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof.

        There can be no assurance that equity participation by benefit plan investors in us will not be significant and it is not anticipated that we will qualify as an operating company or register as an investment company under the 1940 Act.

        For purposes of the Plan Asset Regulations, a "publicly offered security" is a security that is (a) "freely transferable", (b) part of a class of securities that is "widely held," and (c) (i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 the Exchange Act. Our common shares are being offered pursuant to a registered offering under the Securities Act and our common shares will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. It is anticipated that our common shares will be "widely held" within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard. The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis all the relevant facts and circumstances. It is anticipated that our common shares will be "freely transferable" within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard.

        Although no assurances can be given in this regard, we anticipate that our common shares we are selling hereunder should qualify as a "publicly offered security" within the meaning of the Plan Asset Regulations.

        Governmental plans, certain church plans and non-United States plans (each, a "Non-ERISA Plan"), while not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to other federal, state, local, non-U.S. or other laws or regulations that are substantially similar to the foregoing provisions of ERISA or the Code (collectively, "Similar Laws"). Fiduciaries of any such plans should consult with their counsel before purchasing any common shares.

  Certain Restrictions

        Due to the foregoing requirements, our common shares may not be purchased or held by any Plan, any entity whose underlying assets include plan assets by reason of any Plan's investment in the entity or by reason of any Non-ERISA Plan's investment in the entity (each, a "Plan Asset Entity"), or any person investing plan assets of any Plan or Non-ERISA Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code or a violation of any applicable Similar Law.

        Accordingly, each purchaser and subsequent transferee, including any fiduciary purchasing or holding our common shares with the assets of any Plan, Plan Asset Entity or Non-ERISA Plan, will be deemed to have represented by its purchase or holding of our common shares that either (a) it is not a Plan, a Plan Asset Entity or a Non-ERISA Plan and is not purchasing or holding such shares on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Plan or (b) its purchase and holding of our common shares will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Law.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing our common shares on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Plan consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Laws to such an investment and whether an exemption would be available for the purchase and holding of our common shares.

        Purchasers of our common shares have exclusive responsibility for ensuring that their purchase and holding of our common shares do not violate the prohibited transaction rules of Section 406 of ERISA or Section 4975 of the Code or any applicable Similar Law, as described above.

PLAN OF DISTRIBUTION

        We have not entered into any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common shares offered in this prospectus supplement. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common shares offered in this prospectus supplement.

        We, the selling shareholders and their successors, which includes their pledgees, donees, partnership distributees and other transferees receiving the offered common shares in non-sale transfers, may, from time to time, sell any or all of the offered common shares on the New York Stock Exchange or any other stock exchange, market or trading facility on which our common shares are traded or in private transactions. These sales may be at fixed or negotiated prices. We and the selling shareholders may use any one or more of the following methods when selling common shares:

  •
  ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers,

  •
  block trades in which the broker dealer will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

  •
  purchases by a broker dealer as principal and resale by the broker dealer for its account,

  •
  broker dealers may agree with us or the selling shareholder to sell a specified number of such common shares at a stipulated price per share,

  •
  a combination of any such methods of sale, or

  •
  any other method permitted pursuant to applicable law.

        Broker dealers engaged by us or the selling shareholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the us or the selling shareholders (or, if any broker dealer acts as agent for the purchaser of common shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

        The selling shareholders and any broker dealers or agents that are involved in selling the common shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In no event shall any broker dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

        Because the selling shareholders may, individually, be deemed to be an "underwriter" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

        The common shares offered by this prospectus supplement will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale common shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person, including us, engaged in the distribution of the common shares offered by this prospectus supplement may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, we and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common shares by us, the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

        We are required to pay certain fees and expenses incurred by us incident to the registration of the common shares offered hereby. The estimated offering expenses payable by us are approximately $70,000, which includes legal, accounting and printing costs and various other fees associated with registering the common shares.

LEGAL MATTERS

        Certain legal matters may be passed upon for us by Simpson Thacher & Bartlett LLP, Palo Alto, California. Richards, Layton & Finger, P.A., our special Delaware counsel, will pass upon the validity under Delaware law of our common shares. Certain partners of Simpson Thacher & Bartlett LLP, members of their families and related persons have an interest representing less than 1% of our common shares.

EXPERTS

        The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2012 and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        This prospectus supplement "incorporates by reference" certain information we file with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to these filings. The information we incorporate by reference is considered a part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede this information.

        Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement shall be considered to be modified or superseded for purposes of this prospectus supplement to the extent a statement contained in this prospectus supplement or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement.

        We incorporate by reference the following documents that we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

  •
  those portions of our Proxy Statement for our 2012 annual meeting of holders of our common shares filed with the SEC on March 13, 2012 specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

  •
  our Current Reports on Form 8-K filed with the SEC on January 11, 2013, January 17, 2013, January 18, 2013, February 5, 2013 and February 7, 2013; and

  •
  the description of our common shares included in our Registration Statement on Form 8-A filed with the SEC on April 30, 2007, and any amendment or report filed thereafter for the purpose of updating that description.

        We are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus.

        In addition, we incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the common shares to which this prospectus supplement relates or the offering is otherwise terminated. We will provide free copies of any document that has been incorporated by reference herein, if you write or telephone us at:

KKR Financial Holdings LLC
555 California Street, 50th Floor
San Francisco, California 94104
Attention: Investor Relations
(415) 315-3620

        You also may review a copy of the prospectus and registration statement and its exhibits at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's internet website (See "Where You Can Find More Information" above).

PROSPECTUS

KKR Financial Holdings LLC

Common Shares
Preferred Shares
Depositary Shares
Warrants to Purchase Common Shares, Preferred Shares, Depositary Shares
or Debt Securities
Subscription Rights to Purchase Common Shares, Preferred Shares, Depositary Shares
or Debt Securities
Debt Securities
Guarantees of Debt Securities
Share Purchase Contracts
Share Purchase Units
Senior Notes
Guarantees of Senior Notes

         We and any selling securityholders may offer from time to time:

  •
  our common shares;

  •
  our preferred shares;

  •
  depositary shares representing fractional interests in our preferred shares;

  •
  warrants to purchase our common shares, preferred shares, depositary shares or debt securities;

  •
  subscription rights to purchase our common shares, preferred shares, depository shares or debt securities;

  •
  our debt securities, which may or may not be guaranteed by one or more of the subsidiaries identified in this prospectus;

  •
  our share purchase contracts;

  •
  our share purchase units; and

  •
  our senior notes, which may or may not be guaranteed by one or more of the subsidiaries identified in this prospectus.

         We will provide specific terms of any offering of these securities in a prospectus supplement or a free writing prospectus. The securities may be offered separately or together or in units in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus we may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

         Ownership of our shares by any person is generally limited to 9.8% in value or in number of shares, whichever is more restrictive. In addition, our operating agreement contains other limitations on the ownership and transfer of our shares. However, pursuant to our operating agreement, our board of directors may, under certain circumstances, terminate these limitations on ownership and transfer of our shares or grant exemptions to certain persons. For additional information on the ownership and transfer restrictions on our shares, see "Description of Shares—Certain Provisions of the Operating Agreement—Restrictions on Ownership and Transfer."

         Our common shares are traded on the New York Stock Exchange, or "NYSE," under the symbol "KFN." November 4, 2011, the last reported sale price of our common shares on the NYSE was $8.18 per share.

         Investing in our securities involves risks. See "Risk Factors" on page 5 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         We or any selling securityholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and any selling securityholders reserve the sole right to accept, and we and any selling securityholders and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement or a free writing prospectus will set forth any applicable commissions or discounts payable to them. The names of the selling securityholders, if any, will be set forth in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of the securities to which this prospectus relates that are offered by any selling securityholders.

The date of this prospectus is November 7, 2011

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the "SEC," as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the "Securities Act," utilizing a "shelf" registration process. Under this shelf registration process, we or any selling securityholders may sell any of the securities described in this prospectus in one or more offerings. Each time we or any selling securityholders sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered and information regarding the selling securityholders, if any. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement and free writing prospectus together with information incorporated and deemed to be incorporated by reference herein as described under "Incorporation by Reference" and the additional information described under "Where You Can Find More Information" before making an investment in our securities.

        You should rely only on the information contained or incorporated or deemed to be incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus. Neither we nor any selling securityholders have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus, in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus, or in any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of that document. Neither the delivery of this prospectus nor any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus nor any distribution of securities pursuant to this prospectus or any such prospectus supplement or free writing prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus, any such prospectus supplement or free writing prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement since the date thereof.

        For investors outside the United States: neither we nor any selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of our securities described in this prospectus and the distribution of this prospectus and any prospectus supplement or free writing prospectus.

KKR FINANCIAL HOLDINGS LLC

        This prospectus contains certain information about KKR Financial Holdings LLC and our common shares, preferred shares, depositary shares, warrants, subscription rights, debt securities, share purchase contracts, share purchase units, senior notes and about the guarantees of our debt securities or senior notes by certain of our subsidiaries. This prospectus is not complete and does not contain all of the information that you should consider before making an investment in our securities. You should read carefully the information appearing in this prospectus and in any prospectus supplement and free writing prospectus we may provide to you in connection with an offering of our securities described in this prospectus and in the documents incorporated and deemed to be incorporated by reference in this prospectus.

        Unless otherwise expressly stated or the context otherwise requires, the terms "we," "our company," "us" and "our" and similar terms refer to KKR Financial Holdings LLC and its subsidiaries; "Manager" means KKR Financial Advisors LLC; "KKR" means Kohlberg Kravis Roberts & Co. L.P. and its affiliated companies (excluding portfolio companies that are minority or majority owned or managed by funds associated with KKR); "management agreement" means the amended and restated management agreement between KKR Financial Holdings LLC and the Manager; "operating agreement" means the amended and restated operating agreement of KKR Financial Holdings LLC; "common shares" and "preferred shares" mean common shares and preferred shares, respectively, representing limited liability company interests in KKR Financial Holdings LLC; and references to "our shares" (and similar references) mean common shares and preferred shares of KKR Financial Holdings LLC; "debt securities" means our debt securities that we or any selling securityholders may offer pursuant to this prospectus; "senior notes" refers to our senior notes that we or any selling securityholders may offer pursuant to this prospectus; and references to "$" and "dollars" mean U.S. dollars.

        We are a specialty finance company with expertise in a range of asset classes. Our core business strategy is to leverage the proprietary resources of our Manager with the objective of generating both current income and capital appreciation by deploying capital to our strategies, which include bank loans and high yield securities, mezzanine, special situations, natural resources, commercial real estate and private equity. Our holdings across these strategies primarily consist of below investment grade syndicated corporate loans, also known as leveraged loans, high yield debt securities and private equity. The corporate loans that we hold are purchased via assignment or participation in the primary or secondary market. In addition to financial instruments we hold across our strategies, we deploy capital to both working and royalty interests in oil and gas properties through our natural resources strategy.

        The majority of our holdings consist of corporate loans and high yield securities held in collateralized loan obligation ("CLO") transactions that are structured as on-balance sheet securitizations and are used as long term financing for our investments in corporate debt. The senior secured debt issued by the CLO transactions is generally owned by unaffiliated third party investors and we own the majority of the mezzanine and subordinated notes in the CLO transactions. We execute our core business strategy through our majority-owned subsidiaries, including CLOs.

        We are externally managed and advised pursuant to a management agreement by KKR Financial Advisors LLC, a wholly-owned subsidiary of KKR Asset Management LLC. KKR Asset Management LLC is a wholly-owned subsidiary of KKR. All of our executive officers are employees or members of KKR or one or more of its affiliates. The executive offices of our Manager are located at 555 California Street, 50th Floor, San Francisco, California 94104 and the telephone number of our Manager's executive offices is (415) 315-3620.

        We are a Delaware limited liability company and were organized on January 17, 2007. We are the successor to KKR Financial Corp., a Maryland corporation. Our common shares are publicly traded on the New York Stock Exchange ("NYSE") under the symbol "KFN". We intend to continue to operate so as to qualify, for U.S. federal income tax purposes, as a partnership and not as an association or publicly traded partnership taxable as a corporation.

 RISK FACTORS

        Investing in our securities involves risks. In addition to the risks discussed below under "Cautionary Note Regarding Forwarding-Looking Statements," you should carefully review the risks discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2011, which are incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under "Incorporation by Reference" and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. You should also carefully review the other risks and uncertainties discussed in the documents incorporated and deemed to be incorporated by reference in this prospectus and in any such prospectus supplement and free writing prospectus. The risks and uncertainties discussed below and in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our shares and any other securities we may issue. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our shares and any other securities we may issue could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act." Forward-looking statements relate to expectations, beliefs, estimates, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by terms such as "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "project," "should," "strive" and "would" or the negative of these terms or other comparable terminology and similar words.

        The forward-looking statements are based on our beliefs, assumptions and expectations with respect to our future performance and future events or circumstances at the respective times those forward-looking statements were made, taking into account information available to us at those times, and are not guarantees of future performance, events or results. These beliefs, assumptions and expectations involve risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us or within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities, along with the following factors that could cause actual results to vary materially from our forward-looking statements:

  •
  the factors referenced in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and the documents incorporated and deemed to be incorporated by reference herein, including those referred to above under the caption "Risk Factors";

  •
  errors in our assessment of our portfolio value;

  •
  variations of management's expectations as to factors impacting our cost structure;

  •
  accounting changes, as required by U.S. generally accepted accounting principles;

  •
  general volatility of the capital markets and the market price of our common shares and potential volatility of the market price of any other securities we may issue;

  •
  changes in our business strategy including the expansion into new asset classes such as natural resources, real estate and private equity;

  •
  limitations imposed on our business by our exemption under the Investment Company Act of 1940, as amended, or the "1940 Act;"

  •
  limitations imposed on our business by the "qualifying income exception" applicable to publicly traded partnerships for U.S. federal income tax purposes;

  •
  availability, terms and deployment of capital;

  •
  availability of qualified personnel for our Manager;

  •
  our limited ability to remove our Manager and our Manager's right to resign;

  •
  our limited liability company and organizational structure, which may limit our ability to make distributions;

  •
  our ability to service and comply with the terms of our indebtedness;

  •
  the risk that we may be unable to refinance our indebtedness, particularly short-term indebtedness, as it comes due;

  •
  our cash flow available for distribution and our ability to make distributions in the future to holders of our shares;

  •
  our ability to pay the management fee payable to our Manager when due;

  •
  the regulatory environment in which our businesses operate;

  •
  costs and effects of legal and administrative proceedings, settlements, investigations and claims;

  •
  changes in our industry, interest rates or the general economy;

  •
  increased rates of default and/or decreased recovery rates on our investments;

  •
  material variances between the realized prepayment rates as compared to our projected prepayment rates on our residential real estate-related investments; and

  •
  the degree and nature of our competition.

        We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus, the documents incorporated and deemed to be incorporated by reference herein and any prospectus supplement and free writing prospectus that we may provide to you in connection with this offering.

        The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with this offering may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

 USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement or a free writing prospectus prepared in connection with an offering of securities pursuant to this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment, repurchase or redemption of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or temporarily used to repay indebtedness prior to deployment for their intended purposes.

        We will not receive any of the proceeds from the sale of securities to which this prospectus relates that are offered by any selling securityholders.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table presents the ratios of earnings to fixed charges for us and our consolidated subsidiaries for the periods indicated. For the purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of pre-tax income before equity in income of unconsolidated affiliate. "Fixed charges" consist of interest incurred on all indebtedness and capitalized expenses relating to indebtedness. Neither we nor any of our consolidated subsidiaries had any preferred shares outstanding for any of the periods reflected in this table.

	Nine Months Ended September 30, 2011	Fiscal Year Ended December 31,
		2010	2009	2008	2007	2006
Ratio of Earnings to Fixed Charges	2.8x	3.4x	1.3x	(1)	1.3x	1.3x

(1)
For the year ended December 31, 2008, our losses exceeded fixed charges by approximately $513.0 million. The coverage deficiency for total fixed charges for the year ended December 31, 2008 was $1,077.6 million to arrive at a one-to-one ratio.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Introduction

        The following summary discusses the material U.S. federal income tax, and for certain non-U.S. holders (as defined below), estate tax consequences of the ownership and disposition of our common shares and preferred shares, which we refer to collectively as shares. Any additional U.S. federal income tax consequences of the ownership and disposition of our preferred shares, depositary shares, warrants to purchase common shares, preferred shares, depositary shares or debt securities, subscription rights to purchase common shares, preferred shares, depositary shares or debt securities, debt securities, guarantees of debt securities, share purchase contracts, share purchase units, senior notes or guarantees of senior notes will be addressed in an applicable prospectus supplement or free writing prospectus we and any selling security holders may provide you. This summary is based on current law, is for general information only and is not tax advice. This discussion is based on the Internal Revenue Code of 1986, as amended, or the "Code," applicable U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all as currently in effect and which are subject to change or differing interpretations, possibly with retroactive effect. This summary assumes that our shares will be held as capital assets for U.S. federal income tax purposes. This summary is not intended to be a complete description of all of the U.S. federal income tax consequences of the ownership and disposition of our shares. In addition, except as specifically set forth below, this summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular holder of our shares in light of its personal circumstances, or to holders of our shares that are subject to special treatment under U.S. federal income tax laws, including but not limited to:

  •
  dealers in securities or foreign currencies;

  •
  financial institutions;

  •
  insurance companies;

  •
  tax-exempt organizations (except to the extent discussed in "—Taxation of Holders of Our Shares—Unrelated Business Taxable Income" and "—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs—Taxation of Holders of REIT Shares—Tax-Exempt Holders of REIT Shares");

  •
  non-U.S. individuals and foreign corporations (except to the extent discussed in "—Taxation of Non-U.S. Holders of our Shares" and "—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs—Taxation of Holders of REIT Shares—Taxation of Non-U.S. Holders of REIT Shares");

  •
  persons who are subject to the alternative minimum tax;

  •
  traders in securities who elect to apply a mark-to-market method of accounting;

  •
  persons that hold our shares as part of a hedge, straddle, constructive sale or conversion transaction;

  •
  persons whose functional currency is not the U.S. dollar;

  •
  persons who are, or who hold our shares through, partnerships or other pass-through entities; or

  •
  holders of options granted by us or persons who acquired our shares as compensation.

        The tax treatment of partners in a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) that holds our shares generally depends on both the status of the partner (rather than the partnership) and the activities of the partnership and is not specifically addressed herein. Partners in partnerships that hold our shares should consult their tax advisors.

        As used below, a "U.S. holder" is a beneficial owner of our shares who is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a U.S. person.

        The term "non-U.S. holder" means a beneficial owner of our shares that is not a U.S. holder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes). The term "holders" includes both a U.S. holder and a non-U.S. holder.

        The U.S. federal income tax laws are complex, and your circumstances may affect your tax consequences. Consequently, you are urged to consult your own tax advisors as to the specific tax consequences to you of the ownership and disposition of our shares, including the applicability and effect of federal, state and local or foreign income and other tax laws to your particular circumstances.

Our Tax Status

  Classification of KKR Financial Holdings LLC

        In the opinion of Hunton & Williams LLP, or "Hunton & Williams," we will be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation. It must be emphasized that the opinion of Hunton & Williams speaks as of the date issued and is based on various assumptions and representations relating to our organization, operations, assets, activities and income, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that we, at all times, have operated and will continue to operate in accordance with the method of operation described in our organizational documents and this prospectus, and is conditioned upon factual representations and covenants regarding our organization, assets, income, and present and future conduct of our activities and operations, and assumes that such representations and covenants are accurate and complete. Any alteration or incorrectness of such assumptions, representations, statements or covenants could adversely affect such opinion.

        There is limited statutory, administrative and judicial authority addressing the treatment of instruments similar to our shares for U.S. federal income tax purposes. No assurance can be given that the Internal Revenue Service, or "IRS," would not successfully assert a position contrary to any of the tax aspects set forth below. Moreover, no advance rulings have been sought from the IRS regarding any matter discussed in this prospectus. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of owning and disposing of our shares, as well as the effects of state, local and non-U.S. tax laws, including potential state tax filing requirements.

        While we believe that we have been organized and have operated so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Hunton & Williams or us that we will so qualify for any particular year. Hunton & Williams will have no obligation to advise us or you of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership will depend on our ability to meet, on a continuing basis, through actual operating results, the "qualifying income exception" (as described below), the compliance with which will not be reviewed by Hunton & Williams on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        If, for any reason, including our failure to meet the "qualifying income exception," we were treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we would be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates, without deduction for any distributions to holders of our shares, thereby materially reducing the amount of any cash available for distribution to holders of our shares.

        Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. We believe that we are, and will continue to be, treated as a publicly traded partnership.

        If (i) a publicly traded partnership is not a business development company or registered as a management company or unit investment trust under the 1940 Act and (ii) 90% or more of the income of the publicly traded partnership during each taxable year consists of "qualifying income," it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. We refer to this exception as the "qualifying income exception." Qualifying income generally includes rents, dividends, interest, income and gains derived from certain activities relating to minerals and natural resources, and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities. Interest is not qualifying income if it is derived in the "conduct of a financial or insurance business" or is based, directly or indirectly, on the income or profit of any person. Our income currently consists primarily of interest income, dividends, income and gain from interest rate, credit risk and other derivatives and income and gain from working and royalty interests in natural resources, all of which will generally be qualifying income for purposes of the qualifying income exception.

        We believe we will satisfy the qualifying income exception. There can be no assurance, however, that the IRS will not challenge our compliance with the qualifying income exception requirements and, therefore, assert that we are taxable as a corporation for U.S. federal income tax purposes. In such event, the amount of cash available for distribution to holders of our shares would likely be reduced materially.

  Certain State, Local and Non-U.S. Tax Matters

        Holders of shares, as well as us (and various vehicles in which we invest), may be subject to various state, local and non-U.S. taxes and tax filing requirements. You are urged to consult your tax advisors with respect to the state, local and non-U.S. tax consequences of owning and disposing of your shares, including potential state tax filing requirements.

Taxation of Holders of Our Shares

  Taxation of Holders of Shares on Our Profits and Losses

        As a partnership for U.S. federal income tax purposes, we are not subject to U.S. federal income tax. Rather, in computing your U.S. federal income tax liability for a taxable year, you will be required to take into account your allocable share of our items of income, gain, loss, deduction and credit for our taxable year ending within or with your taxable year, regardless of whether you have received any distributions. It is possible that your U.S. federal income tax liability with respect to your allocable share of our earnings in a particular taxable year could exceed the cash distributions to you, thus requiring an out-of-pocket tax payment by you. See "—Nature of Our Business Activities—Non-Cash Income from Our Investments." The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at the partnership level (rather than at the shareholder level).

  Allocation of Profits and Losses

        For each of our taxable years, items of income, gain, loss, deduction or credit recognized by us will be allocated among the holders of our shares in accordance with their allocable shares of our items of income, gain, loss, deduction and credit. The allocable share of such items for a holder of our shares will be determined by our operating agreement, provided such allocations either have "substantial economic effect" or are determined to be in accordance with such holder's interest in us. If the allocations provided by our operating agreement do not have "substantial economic effect" and were successfully challenged by the IRS, the redetermination of the allocations to a particular holder for U.S. federal income tax purposes could be less favorable than the allocations set forth in our operating agreement.

        In accordance with proposed Treasury Regulations, on which existing publicly traded partnerships currently may rely, we will apply a monthly convention pursuant to which our taxable income and losses will be determined annually and will be prorated on a monthly basis. Then the income and losses will be apportioned among the holders in proportion to the shares owned by each of them as of the first business day of the month, or the "Allocation Date." However, certain "extraordinary items," such as income or gain realized on a sale or other disposition of our assets other than in the ordinary course of business, will be allocated among the holders owning our shares on the Allocation Date in the month in which that gain or loss is recognized. It is not entirely clear whether certain items will be treated as "extraordinary items." As a result of the monthly convention for allocating items, holders transferring our shares may be allocated items of income, gain, loss, deduction, and credit realized after the date of transfer. In addition, as a result of such allocation method, you may be allocated taxable income even if you do not receive any cash distributions. Moreover, you may be allocated differing amounts of our income, gain, loss, deduction and credit than other holders of our shares as a result of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.

        Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and the proposed Treasury Regulations prescribing the allocation method described in the preceding paragraph will not be effective until finalized and may be changed prior to being finalized. Accordingly, it is possible that transfers of our shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to our monthly convention for allocating income and deductions. In that event, our allocation method might be considered a monthly convention that does not literally comply with that requirement. If our monthly convention is not allowed by the final Treasury Regulations, the IRS may contend that our taxable income or losses must be reallocated among the holders of our shares. If such a contention were sustained, your income or loss allocation could be adjusted, possibly to your detriment. The board of directors is authorized to revise our method of allocation between transferors and transferees (as well as among holders whose interests otherwise could vary during a taxable period), which we may do if the final Treasury Regulations do not approve the allocation method described in the preceding paragraph.

  Adjusted Tax Basis of Shares

        Our distributions generally will not be taxable to you to the extent of your adjusted tax basis in our shares. In addition, you will be allowed to deduct your allocable share of our losses (if any) only to the extent of your adjusted tax basis in your shares at the end of the taxable year in which the losses occur. Your initial tax basis in your shares will be generally equal to the amount of cash you paid for your shares and will be generally increased by your allocable share of our profits (and items of income and gain). Your adjusted tax basis in the shares will be generally decreased (but not below zero) by your allocable share of our losses (and items of loss, deduction and expense), the amount of cash distributed to you and our tax basis in property (other than cash) distributed to you by us. Moreover, your adjusted tax basis will include your allocable share of our liabilities, if any. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests.

        To the extent your allocable share of our losses is not allowed because you had insufficient adjusted tax basis in your shares, you would be able to carry over such disallowed losses to subsequent taxable years and such losses would be allowed if and to the extent of your adjusted tax basis in your shares in subsequent taxable years.

  Treatment of Distributions

        Cash distributions by us with respect to our shares or in redemption of less than all of your shares generally will not be taxable to you. Instead, such distributions will reduce, but not below zero, your adjusted tax basis in your shares immediately before the distribution. If such distributions exceed your adjusted tax basis in your shares, the excess will be taxable to the holder as gain from a sale or exchange of shares (as described in "—Disposition of Our Shares" below). It is possible that partial redemptions made during the taxable year could result in taxable gain to a holder where no gain would otherwise have resulted if the same partial redemption were made at the end of the taxable year. A reduction in a holder's allocable share of our liabilities, and certain distributions of marketable securities by us, are treated as cash distributions for U.S. federal income tax purposes.

  Disposition of Our Shares

        A sale or other taxable disposition of all or a part of your shares (including a redemption for cash of all of your shares) generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including your share of our liabilities, if any) and your adjusted tax basis in your shares (as described in "—Adjusted Tax Basis of Shares" above). Your adjusted tax basis will be adjusted for this purpose by your allocable share of our income or loss for the year of such sale or other disposition. Any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if your holding period for your shares exceeds one year. A portion of such gain, however, will be treated as ordinary income under the Code to the extent attributable to your allocable share of unrealized gain or loss in our assets to the extent described in Section 751 of the Code. This would include (i) ordinary income we would recognize if we sold our debt instruments with accrued market discount and (ii) unremitted earnings of any controlled foreign corporation, or CFC, held by us, although in the case of a holder who is an individual, the amount treated as ordinary income may be limited pursuant to Section 1248 of the Code.

        If you dispose of our shares at a time when we hold stock in a passive foreign investment company, or "PFIC," that is not a qualified electing fund, or "QEF," you would be treated as disposing of an interest in such PFIC to the extent of your pro rata share of such PFIC stock held by us.

        If you dispose of less than all of your shares, the IRS has ruled that a portion of your aggregate adjusted tax basis in all of your shares must be allocated to the shares sold using an "equitable apportionment" method, which generally means that the adjusted tax basis allocated to the shares sold will equal an amount that bears the same relation to your adjusted tax basis in all of your shares as the value of the shares sold bears to the value of all of your shares. Notwithstanding the requirement set forth in the IRS ruling, if you sell fewer than all of your shares, we generally will report to you the amount of gain treated under Section 751(a) of the Code as ordinary income based on the assumption that the first shares purchased were also the first shares sold, which is sometimes referred to as a "first-in, first-out" method. This assumption is for administrative convenience only and is not consistent with the IRS's ruling that a partner must maintain a single adjusted tax basis in its partnership interest. You should inform us if you use a method other than "first-in, first-out" to determine your basis for any shares disposed.

        In addition, Treasury Regulations under Section 1223 of the Code allow a selling holder of our shares who can identify shares transferred with an ascertainable holder period to elect to use the actual holding period of the shares transferred. Thus, although according to the IRS ruling discussed above, a holder of our shares will be unable to select high or low basis shares to sell as would be the case with corporate stock, such holder may, according to these Treasury Regulations, designate shares sold for purposes of determining the holding period of shares transferred. A holder electing to use the actual holding period of shares transferred must consistently use that identification method for all subsequent sales or exchanges of shares. A holder considering the purchase of additional shares or a sale of shares purchased in separate transactions is urged to consult the holder's own tax advisor as to the possible consequences of this IRS ruling and application of the Treasury Regulations.

  Limitation on Deductibility of Capital Losses

        If you are an individual, any capital losses generated by us (or upon a disposition of our shares) generally will be deductible only to the extent of your capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals indefinitely. If you are a corporation, any capital losses generated by us (or upon a disposition of shares) generally will be deductible to the extent of your capital gains for the taxable year. Corporations may carry capital losses back three years and forward five years. You should consult your tax advisors regarding the deductibility of capital losses.

  Limitation on Deductibility of Certain of Our Losses

        Individuals and certain closely held subchapter C corporations will be allowed to deduct their allocable share of our losses (if any) only to the extent of each such holder's "at risk" amount in us at the end of the taxable year in which the losses occur. The amount for which a holder is "at risk" with respect to its interest generally is equal to its adjusted tax basis for such interest, less any amounts borrowed (i) in connection with its acquisition of such interest for which it is not personally liable and for which it has pledged no property other than its interest; (ii) from persons who have a proprietary interest in us and from certain persons related to such persons; and (iii) for which the holder is protected against loss through nonrecourse financing, guarantees or similar arrangements. To the extent that a holder's allocable share of our losses is not allowed because the holder has an insufficient amount at risk in us, such disallowed losses may be carried over by the holder to subsequent taxable years and will be allowed if and to the extent of the holder's at risk amount in subsequent years.

        Our investments in natural resources are expected to be treated as "passive activities" for purposes of Section 469 of the Code and we may make other investments such as investments in real estate that could be treated as "passive activities." However, to the extent that we generate any income from "passive activities," such income will not be treated as passive activity income for purposes of Section 469 of the Code and may not be used to offset your passive activity losses from other activities. To the extent that we generate any losses from "passive activities," such losses will be suspended and will only be allowed as an offset to passive activity income from us in future years or allowed as a loss upon the complete disposition of a holder's interest in us. Accordingly, income allocated by us to you generally will not be able to be offset by your other passive activity losses, and losses allocated to you generally will not be able to be used to offset your other passive activity income. You should consult your tax advisors regarding the possible application of the limitations on the deductibility of losses from certain passive activities contained in Section 469 of the Code.

  Investment Interest Limitation

        Individuals and other noncorporate holders of shares will be allowed to deduct their allocable share of our "investment interest" (within the meaning of Section 163(d) of the Code and the Treasury Regulations promulgated thereunder) only to the extent of each such holder's net investment income for the taxable year. A holder's net investment income generally is the excess, if any, of the holder's investment income from all sources (which is gross income from property held for investment) over investment expenses from all sources (which are deductions allowed that are directly connected with the production of investment income). Investment income excludes net capital gain attributable to the disposition of property held for investment, as well as "qualified dividend income" that is taxable as long-term capital gains, unless the holder elects to pay tax on such gain or income at ordinary income rates.

        To the extent that your allocable share of our investment interest is not allowed as a deduction because you have insufficient net investment income, you may carry over such disallowed investment interest to subsequent taxable years and such disallowed investment interest will be allowed if and to the extent of your net investment income in subsequent years. If you borrow to finance the purchase of our shares, any interest paid or accrued on the borrowing will be allocated among our assets for purposes of determining the portion of such interest that is investment interest subject to the foregoing limitations or passive activity interest subject to the passive activity rules under Section 469 of the Code. The portion of such interest allocated to property held for investment (such as bonds or other securities) will be treated as investment interest. You should consult your tax advisors regarding the application to you of the allocation of such interest among our assets. Since the amount of a holder's allocable share of our investment interest that is subject to this limitation will depend on the holder's aggregate investment interest and net investment income from all sources for any taxable year, the extent, if any, to which our investment interest will be disallowed under this rule will depend on your particular circumstances each year.

  Limitation on Deduction of Certain Other Expenses

        An individual, estate or trust may deduct so-called "miscellaneous itemized deductions," which include fees paid to our Manager and our other expenses, only to the extent that such deductions, in the aggregate, exceed 2% of the holder's adjusted gross income. The amount of a holder's allocable share of such expenses that is subject to this disallowance rule will depend on the holder's aggregate miscellaneous itemized deductions from all sources and adjusted gross income for any taxable year. Thus, the extent, if any, to which such fees and expenses will be disallowed will depend on your particular circumstances each year. There are also limitations on the deductibility of itemized deductions by individuals whose adjusted gross income exceeds a specified amount, adjusted annually for inflation. In addition, these expenses are not deductible in determining the alternative minimum tax liability of a U.S. holder. Your share of management fees and certain other expenses attributable to us likely will constitute miscellaneous itemized deductions for these purposes. You are urged to consult your tax advisors regarding your ability to deduct expenses incurred by us.

        Our organizational expenses are not currently deductible, but must be amortized ratably over a period of 15 years. Our syndication expenses (i.e., expenditures made in connection with the marketing and issuance of shares) are neither deductible nor amortizable.

  Mutual Fund Holders

        U.S. mutual funds that are treated as regulated investment companies, or "RICs," for U.S. federal income tax purposes are required, among other things, to meet an annual 90% gross income and quarterly 50% and 25% asset value tests under Section 851(b) of the Code to maintain their favorable U.S. federal income tax treatment. The treatment of an investment by a RIC in our shares for purposes of these tests will depend on whether we will be treated as a "qualified publicly traded partnership." If we are so treated, then the shares themselves are the relevant asset for purposes of the 50% and 25% asset value tests and the net income from our shares is the relevant gross income for purposes of the 90% gross income test. In addition, the aggregate amount that a RIC can invest in the securities of one or more "qualified publicly traded partnerships" is limited to 25% of the RIC's total assets. If, however, we are not treated as a "qualified publicly traded partnership," then the relevant assets are the RIC's allocable share of the underlying assets held by us and the relevant gross income is the RIC's allocable share of the underlying gross income earned by us. However, the 25% limitation on a RIC's ability to invest in the securities of "qualified publicly traded partnerships" would not apply. We will qualify as a "qualified publicly traded partnership" if we derive less than 90% of our income from sources that are qualifying income for purposes of the RIC 90% gross income test. We believe that we have not been treated as a "qualified publicly traded partnership" in the past. However, because such qualification will depend on the nature of our future investments, no assurance can be provided that we will or will not be treated as a "qualified publicly traded partnership" in any particular year. Our investments in natural resources make it more likely that we could be treated as a "qualified publicly traded partnership." RICs should consult their own tax advisors regarding an investment in the shares.

  Unrelated Business Taxable Income

        We expect that tax-exempt holders of our shares will recognize a significant amount of "unrelated business taxable income," or "UBTI," as a result of our indebtedness with respect to our assets and as a result of excess inclusion income from our residual interests in real estate mortgage investment conduits, or REMICs, and in taxable mortgage pools. A holder that is a tax-exempt organization for U.S. federal income tax purposes and, therefore, is generally exempt from U.S. federal income taxation, may nevertheless be subject to "unrelated business income tax" to the extent, if any, that its allocable share of our income consists of UBTI. A tax-exempt partner in a partnership (or an entity treated as partnership for U.S. federal income tax purposes) that regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner must include, in computing its UBTI, its pro rata share (whether or not distributed) of such partnership's gross income derived from such unrelated trade or business. Moreover, such tax-exempt partner could be treated as earning UBTI to the extent that such entity derives income from "debt-financed property," or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is "acquisition indebtedness" (i.e., indebtedness incurred in acquiring or holding property). We expect that a significant portion of our assets will be encumbered by "acquisition indebtedness."

        To the extent we recognize income in the form of dividends and interest from securities with respect to which there is "acquisition indebtedness" during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the "average acquisition indebtedness" incurred with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the securities during the period such securities are held by us during the taxable year.

        To the extent we recognize gain from disposition of securities with respect to which there is "acquisition indebtedness," the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the "acquisition indebtedness" with respect to the securities during the twelve-month period ending with the date of their disposition, and the denominator of which is the "average amount of the adjusted basis" of the securities during the period such securities are held by us during the taxable year.

        In addition, a portion of our income from a residual interest in a REMIC or a taxable mortgage pool arrangement could be treated as "excess inclusion income." See "—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs" below. We own a small number of REMIC residual interests and expect to continue to own residual interests in taxable mortgage pools through a REIT subsidiary. Any excess inclusion income generated by a REIT subsidiary would flow through to our shareholders. Excess inclusion income is subject to tax as UBTI in the hands of most tax-exempt shareholders.

        Tax-exempt holders are strongly urged to consult their tax advisors regarding the tax consequences of owning our shares.

  Alternative Minimum Tax

        In certain circumstances, individuals, corporations and other taxpayers may be subject to an alternative minimum tax in addition to regular tax. Your potential alternative minimum tax liability may be affected by reason of an investment in the shares, including the limitation on the deductibility of "miscellaneous itemized deductions" in determining the alternative minimum tax liability of a U.S. holder. The extent, if any, to which the alternative minimum tax applies will depend on your particular circumstances for each taxable year.

  Withholding Taxes

        After December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on distributions on our shares received by U.S. holders who own their shares through foreign accounts or foreign intermediaries, if certain disclosure requirements related to U.S. accounts are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed after December 31, 2014 on proceeds from the sale of our shares received by U.S. holders who own our shares through foreign accounts or foreign intermediates. If we are required to withhold any U.S. federal withholding tax on distributions made to any holder of our shares, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of the shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

Taxation of Non-U.S. Holders of Our Shares

  U.S. Federal Income and Withholding Taxes

        A non-U.S. holder will generally be subject to U.S. federal withholding taxes at the rate of 30% (or such lower rate provided by an applicable tax treaty) on its share of our gross income from dividends, interest (other than interest that constitutes "portfolio interest" within the meaning of the Code) and certain other income that is not treated as effectively connected with a U.S. trade or business. Although the matter is not entirely clear, income from derivative transactions may also be subject to U.S. federal withholding taxes. Moreover, for payments made on or after September 14, 2010, dividend equivalent payments from certain derivative transactions will be subject to U.S. federal withholding tax. We expect that most of our interest income will constitute "portfolio interest" that is not subject to the 30% withholding tax. We expect that we will earn dividend income that will be subject to the 30% withholding tax. In certain circumstances, the amount of any withholding tax could exceed the amount of cash that would have otherwise been distributed to you.

        After December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on distributions on our shares received by certain non-U.S. holders, if certain disclosure requirements related to U.S. ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed after December 31, 2014 on proceeds from the sale of our shares received by certain non-U.S. holders. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such distributions and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. If we are required to withhold any U.S. federal withholding tax on distributions made to any holder of our shares, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of the shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

        Non-U.S. holders treated as engaged in a U.S. trade or business are generally subject to U.S. federal income tax at the graduated rates applicable to U.S. holders on their net income that is considered to be effectively connected with such U.S. trade or business. Non-U.S. holders that are corporations may also be subject to a 30% branch profits tax on such effectively connected income. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.

        It is likely that the income from our investments in natural resources would be treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders. There can be no assurance that the IRS will not successfully assert that some portion of our income from other activities is properly treated as effectively connected income with respect to such non-U.S. holders. In addition, if any REIT subsidiary in which we own an interest, recognizes gain from the disposition of a United States real property interest, such gain will be treated as income that is effectively connected with a U.S. trade or business. Our REIT subsidiaries have not generated material amounts of gain from the disposition of "United States real property interests" in the past. However, no assurance can be provided that such REIT subsidiaries will not generate gain from dispositions of United States real property interests in the future. If a holder who is a non-U.S. person were treated as being engaged in a U.S. trade or business in any year because an investment of us in such year constituted a U.S. trade or business, such holder generally would be required to (i) file a U.S. federal income tax return for such year reporting its allocable share, if any, of our income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such income. Moreover, a holder who is a corporate non-U.S. holder might be subject to a U.S. branch profits tax on its allocable share of our effectively connected income. In addition, distributions to a non-U.S. holder would be subject to withholding at the highest applicable tax rate to the extent of the non-U.S. holder's allocable share of our effectively connected income. Any amount so withheld would be creditable against such non-U.S. holder's U.S. federal income tax liability, and such non-U.S. holder could claim a refund to the extent that the amount withheld exceeded such non-U.S. person's U.S. federal income tax liability for the taxable year. Finally, if we are engaged in a U.S. trade or business, a portion of any gain recognized by an investor who is a non-U.S. holder on the sale or exchange of our shares may be treated for U.S. federal income tax purposes as effectively connected income, and hence such non-U.S. holder may be subject to U.S. federal income tax on the sale or exchange.

        Moreover, our investments in natural resources could cause certain non-U.S. holders to be subject to withholding under the Foreign Investment in Real Property Tax Act, or "FIRPTA," if we are treated in the same manner as a United States real property holding corporation. For FIRPTA purposes, a United States real property holding corporation is a corporation where the fair market value of the corporation's United States real property interests equals or exceeds 50% of the fair market value of its total real property interests and other assets used or held for use in its trade or business. These rules are also applicable to publicly traded partnerships. As long as the value of our investments in cash, securities and similar assets constitutes 90% or more of the total value of our assets, our investments in cash, securities and similar assets will be deemed to be used or held for use in our trade or business and taken into account in determining whether 50% or more of our assets constitute United States real property interests. A non-U.S. holder may be subject to FIRPTA withholding on the disposition of our shares if (1) the non-U.S. holder owned (directly or constructively applying certain attribution rules) more than 5% of our shares at any time during the five-year period ending on the date of such disposition (a "5% non-U.S. holder") and (2) the fair market value of our investments in United States real property interests represented more than 10% of the total fair market value of our assets at any time during the applicable testing period. Currently, we believe we have not exceeded the 10% threshold described above. Certain of our investments in natural resources and future investments in real estate may be treated as United States real property interests. No assurance can be provided that our current and future investments in United States real property interests will not cause us to exceed the 10% threshold described above, in which event any 5% non-U.S. holder would be subject to 10% withholding tax on the gross proceeds from the disposition of our shares.

        In general, different rules from those described above apply in the case of non-U.S. holders subject to special treatment under U.S. federal income tax law, including a non-U.S. holder (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days or has a "tax home" in the United States for U.S. federal income tax purposes; or (iii) who is a former citizen or resident of the United States.

        If you are a non-U.S. holder, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of owning and disposing of our shares, as well as the effects of state, local and non-U.S. tax laws.

  U.S. Federal Estate Taxes for Non-U.S. Holders

        Non-U.S. holders who are individuals may be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. It is unclear whether partnership interests (such as the shares) will be considered to be U.S.-situs property. Accordingly, non-U.S. holders may be subject to U.S. federal estate tax on all or a portion of the value of the shares owned at the time of their death. Prospective non-U.S. holders who are individuals are urged to consult their tax advisors concerning the potential U.S. federal estate tax consequences with regard to our shares.

Nature of Our Business Activities

        We invest, directly or indirectly, in a variety of assets, including, but not limited to, (i) debt and equity securities of various U.S. and foreign issuers; (ii) equity of REIT subsidiaries; (iii) securities of certain foreign collateralized loan obligation, or "CLO," issuers, all of which have elected to be treated as a partnership or disregarded as a separate entity from us for U.S. federal income tax purposes; and (iv) interest rate, credit risk and other derivatives. We also invest in natural resources and may make certain investments in real estate in the future. We intend generally to make any future investments in real estate through one or more REIT subsidiaries. See "—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs" below. Our investments have different tax consequences, which may vary depending on their particular terms and your particular circumstances.

Certain of our business activities are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain or "qualified dividend income" into higher taxed short-term capital gain or ordinary income, (iii) cause us (and thus you) to recognize income or gain without a corresponding receipt of cash, (iv) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur, and (v) adversely alter the tax characterization of certain financial transactions.

        The discussion below describes the U.S. federal income tax considerations that may be relevant to some, but not to all, of our investments and contemplated investments, including the qualification of such income for purposes of the qualifying income exception. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of our business activities.

  Interest Income

        Interest income derived by us will generally be qualifying income for purposes of the qualifying income exception for publicly traded partnerships provided the income is not derived from "the conduct of a financial or insurance business" and is not based, directly or indirectly, on the profits of any person. Although there is no direct authority defining what constitutes "the conduct of a financial or insurance business," we believe that our investment activities generally will not constitute "the conduct of a financial or insurance business" for purposes of the qualifying income exception. For example, we believe that we have not been engaged, and do not intend to engage, in the loan origination business, either directly or indirectly through our Manager and its affiliates. Despite such measures, there can be no assurance that the IRS will not successfully contend that all or a portion of our interest income is related to the "conduct of a financial or insurance business," in which case such interest income would not be treated as qualifying income for the qualifying income exception and we could fail to qualify for that exception. We intend to continue to conduct our operations so that at least 90% of our gross income in each taxable year is qualifying income for purposes of the qualifying income exception.

        U.S. holders will generally be subject to tax at ordinary income rates on their allocable share of our interest income. For a discussion of the potential withholding on interest income allocated to non-U.S. holders, see "—Taxation of Non-U.S. Holders of Our Shares."

  Qualified Dividends and Certain Capital Gains

        Dividends and capital gains earned by us will generally be qualifying income for purposes of the qualifying income exception. Tax legislation enacted in 2003, 2006 and 2010 reduced the U.S. federal income tax rates on (i) capital gains received by taxpayers taxed at individual rates and (ii) "qualified dividend income" received by taxpayers taxed at individual rates from certain domestic and foreign corporations. Subject to the discussion under "—Taxation of Holders of Our Shares—Disposition of Our Shares," "—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs—Taxation of Holders of REIT Shares—Taxation of Non-U.S. Holders of REIT Shares," the reduced rates applicable to capital gains generally will also apply to capital gains recognized by holders of shares who sell the shares that they have held for more than one year. The reduced rates, which do not apply to short-term capital gains, generally apply to long-term capital gains from sales or exchanges recognized during taxable years beginning on or prior to December 31, 2012.

        Ordinary dividends attributable to our investment in KKR Financial Holdings II, LLC, or "KFH II," or any other REIT and dividends attributable to certain foreign corporate subsidiaries will generally not constitute "qualified dividend income," and, therefore, will not qualify for the reduced rate of tax applicable to taxpayers taxed at individual rates. In addition, certain portions of the distributions attributable to our investment in KFH II may be taxable in the hands of tax-exempt shareholders and may not qualify for reduced withholding in the hands of non-U.S. holders. For a more detailed discussion of the tax considerations related to the dividends and capital gains attributable to our investment in KFH II, see "—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs."

  Foreign Corporate Subsidiaries

        We currently have several foreign subsidiaries that are treated as corporations for U.S. federal income tax purposes and may we acquire equity interests in additional foreign corporate subsidiaries in the future. We believe each of our foreign corporate subsidiaries will be treated as a CFC or PFIC for U.S. federal income tax purposes and, in the case of a PFIC, we have elected to treat the PFIC as a QEF. Our income from a CFC or PFIC generally will be qualifying income for purpose of the qualifying income exception. However, each holder of our shares will generally be required to include in income a portion of the income earned by the CFC or PFIC regardless of whether we receive cash distributions from the CFC or PFIC or the holder receives a distribution from us. Moreover, such income inclusions from a CFC or PFIC will not be eligible for the favorable tax rate applicable to "qualified dividend income," and any gain allocated to you from a disposition of stock in a CFC by us would be treated as ordinary income to the extent of your allocable share of the current and/or accumulated earnings and profits of the CFC. Net losses (if any) of a non-U.S. entity owned by us that is treated as a CFC or PFIC will not pass through to the holders of our shares.

        Notwithstanding these rules, any gain recognized by a foreign corporation with respect to United States real property interests is subject to U.S. tax as if the foreign corporation were a U.S. taxpayer. It is not anticipated that any of our foreign corporate subsidiaries will hold United States real property interests. Nevertheless, gain (if any) realized on U.S. real property would be subject to U.S. tax.

        Although our foreign corporate subsidiaries are generally not expected to be subject to U.S. federal income tax on a net basis, such foreign corporate subsidiaries may receive income that may be subject to withholding taxes imposed by the United States or other countries. To the extent that such entities are subject to U.S. federal income taxes on their income on a net basis or to withholding taxes, our return on our investment in such entities could be materially adversely affected.

  Domestic Corporate Subsidiaries

        We own several domestic corporate subsidiaries, which we formed to make, from time to time, certain investments that could generate income that would not be qualifying income if earned directly by us. Our domestic corporate subsidiaries will be subject to federal, state, and local corporate income tax on their income. To the extent that any such domestic corporate subsidiaries pay any taxes, they will have less cash available for distribution to us, which would reduce the amount of cash available for distribution to holders of our shares.

  Cancellation of Indebtedness Income

        We have recognized and may recognize in the future cancellation of indebtedness income upon the retirement of our debt at a discount. Although there is no direct authority addressing the issue, we believe that our cancellation of indebtedness income will constitute other income derived from our business of investing in stocks and securities and thus, will be qualifying income for purposes of the qualifying income exception applicable to publicly traded partnerships.

  Natural Resources

        We have made certain investments in natural resources. Income and gains derived from certain activities related to minerals and natural resources are treated as qualifying income for purposes of the qualifying income exception applicable to publicly traded partnerships. We believe that our investments in natural resources generally generate qualifying income for purposes of this exception. Income or loss from our investments in natural resources is expected to be treated as income or loss from passive activities. See "—Taxation of Holders of Our Shares—Limitation on Deductibility of Certain of Our Losses" above. In addition, investments in natural resources may produce UBTI for tax-exempt holders of our shares. To the extent that such income is unrelated business taxable income, it will be subject to the rules described in "—Unrelated Business Taxable Income" above. For a discussion of issues related to investments in natural resources for non-U.S. holders, see "—Taxation of Non-U.S. Holders of Our Shares" above.

  Derivative Income

        From time to time, we will enter into derivative transactions, such as interest rate swaps, caps and floors, total rate of return swaps, options to purchase these items, and futures and forward contracts. We expect that many of our derivative transactions will be treated as "notional principal contracts" for U.S. federal income tax purposes. For purposes of the qualifying income exception, unless we are treated as a dealer in notional principal contracts, income from notional principal contracts is treated as qualifying income, provided (1) the property, income, or cash flow that measures the amounts to which the partnership is entitled under the contract would give rise to qualifying income if held or received or (2) the notional principal contract is related to our business of investing in stock or securities. We expect that, in general, payments under our derivative instruments will be measured by reference to an interest rate, interest rate index, or an index related to mineral or natural resources, with a cash flow that either would be treated as interest income or income with respect to mineral or natural resources activities if received directly. As stated above, interest (other than interest derived from the "conduct of a financial or insurance business" or interest that is based, directly or indirectly, on the profits of any person) and income and gain from certain mineral and natural resources activities are both treated as qualifying income for purposes of the qualifying income exception. In addition, we expect that a significant portion of our income and gain from our notional principal contracts will be related to our business of investing in stock or securities. Accordingly, we expect that the income and gain from such derivative transactions will be qualifying income for purposes of the qualifying income exception. However, the rules regarding notional principal contracts are complex, and there can be no assurance that the IRS will not successfully challenge our characterization of a derivative transaction as a notional principal contract. In addition, we may enter into derivative transactions that do not produce qualifying income for the qualifying income exception. We intend to use our best efforts to structure any derivative transactions in a manner that does not jeopardize our satisfaction of the qualifying income exception.

  Non-U.S. Currency Gains or Losses

        If we make an investment denominated in a currency other than the U.S. dollar, then we may recognize gain or loss attributable to fluctuations in such currency relative to the U.S. dollar. We may also recognize gain or loss on such fluctuations occurring between the time we obtain and dispose of non-U.S. currency, between the time we accrue and collect income denominated in a non-U.S. currency, or between the time we accrue and pay liabilities denominated in a non-U.S. currency. Such gains or losses generally will be treated as ordinary income or loss, and such gain generally will be treated as qualifying income under the qualifying income exception.

  Non-Cash Income from Our Investments

        From time to time, we will make investments that will cause us (and thus you) to recognize income or gain without a corresponding receipt of cash. This so-called "non-cash" or "phantom income" could arise for a variety of reasons, including:

  •
  We will recognize taxable income in advance of the related cash flow if any debt security is deemed to have original issue discount. The accrued original issue discount will be treated as interest income by us and an applicable portion will be passed-through to you, even though we will generally not receive payments corresponding to this income until the maturity of or the disposition of the debt security.

  •
  We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, debt securities that have a stated redemption price at maturity that is greater than our tax basis in those debt securities, even though such proceeds will be used to make non-deductible principal payments on related borrowings.

  •
  We will be required to include in income on a current basis the earnings of certain foreign corporate subsidiaries as well as the earnings of CLO issuers treated as partnerships or disregarded as a separate entity from us for U.S. federal income tax purposes, regardless of whether there has been a cash distribution of such earnings.

        You will be required to take such "non-cash" or "phantom income" income into account in determining your taxable income, regardless of whether you receive a cash distribution from us. Accordingly, you may not receive cash distributions equal to your tax liability attributable to your share of our taxable income.

  "Anti-Stapling" Rules

        If we were subject to the "anti-stapling" rules of Section 269B of the Code, we would incur a significant tax liability as a result of owning (i) more than 50% of the value of both a domestic corporate subsidiary and a foreign corporate subsidiary or (ii) more than 50% of both a REIT and a domestic or foreign corporate subsidiary. When a foreign corporate subsidiary and a domestic corporate subsidiary are treated as "stapled entities," the foreign corporation is treated as a domestic corporation subject to U.S. federal corporate income tax. When a REIT and a domestic or foreign corporate subsidiary are treated as "stapled entities," the REIT and the domestic or foreign corporate subsidiary are treated as one entity for purposes of the tax requirements applicable to REITs, which could result in the REIT failing to qualify as a REIT for U.S. federal income tax purposes.

        Currently, we have several subsidiaries that could be affected if we were subject to the "anti-stapling" rules, including one subsidiary taxed as a REIT and several foreign and domestic corporate subsidiaries. Because we intend to own a substantial proportion of our assets directly or through entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes, we do not believe that the "anti-stapling" rules will apply. However, there can be no assurance that the IRS would not successfully assert a contrary position.

  Personal Holding Company Tax

        We anticipate that certain of our majority-owned corporate and REIT subsidiaries will be treated as personal holding companies for U.S. federal income tax purposes. A personal holding company is a "closely-held" corporation at least 60% of whose income constitutes "personal holding company income," which generally includes dividends, interest, certain royalties, annuities and rents. We anticipate that all of our majority-owned corporate and REIT subsidiaries will be treated as "closely-held" under the constructive ownership rules applicable to personal holding companies. In addition, substantially all of the income of certain of those subsidiaries will constitute personal holding company income. A personal holding company generally is subject to a 15% (or 35% starting January 1, 2013) corporate tax on its personal holding company income that is not distributed, or treated as distributed, during the year in which such income is earned. However, certain liquidating distributions are not treated as distributions for that purpose. We intend to cause our personal holding company subsidiaries to distribute their income so as to avoid the personal holding company tax.

  Non-U.S. Taxes

        Certain dividend, interest and other income received by us from sources outside of the United States may be subject to withholding taxes imposed by other countries. We may also be subject to capital gains taxes in certain other countries where we purchase and sell stocks and securities. Tax treaties between the United States and other countries may affect, reduce or eliminate such taxes. You will be required to include such taxes in your income and generally will be entitled to claim either a credit (subject, however, to various limitations on foreign tax credits) or a deduction (subject to the limitations generally applicable to deductions) for your share of such non-U.S. taxes in computing your U.S. federal income taxes.

Administrative Matters

  Tax Elections

        We have elected under Section 754 of the Code to adjust the tax basis in all or a portion of our assets in the event of a distribution of property to a holder or in the event of a transfer of an interest in us, including our shares, by sale or exchange or as a result of the death of a holder. We are also required to reduce the tax basis in our assets in connection with certain redemptions and dispositions of our shares. As a result of our election under Section 754 of the Code, each holder that purchases our shares will have an initial tax basis in our assets that reflects the fair market value of our assets at the time of the purchase. Because our holders are treated as having differing tax bases in our assets, a sale of an asset by us may cause holders to recognize different amounts of gain or loss or may cause some holders to recognize a gain and others to recognize a loss. Depending on when a holder purchases our shares and the fair market value of our assets at that time, the holder may recognize gain for U.S. federal income tax purposes from the sale of certain of our assets even though the sale would cause us to recognize a loss for financial accounting purposes. Our election under Section 754 of the Code can be revoked only with the consent of the IRS.

        The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to us, we will apply certain conventions in determining and allocating basis adjustments. For example, we generally use a "first-in, first-out" assumption to make basis adjustments to our assets required as a result of our election under Section 754 of the Code. It is possible that the IRS will successfully assert that the conventions we intend to use do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different basis adjustments to be made. Such different basis adjustments could adversely affect the manner in which our income, gain, loss, deduction and credit is allocated to certain holders of shares.

  Technical Terminations

        Unless we elect to become subject to the rules for large partnerships described below, which we have not done, we will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. Our termination for tax purposes would result in the closing of our taxable year for all holders of shares. In the case of a holder reporting on a taxable year other than a fiscal year ending on our year end, which is expected to continue to be the calendar year, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder's taxable income for the year of termination. We would be required to satisfy the 90% "qualifying income" test for each tax period and to make new tax elections after a termination, including a new tax election under Section 754 of the Code. A termination could also result in penalties if we were unable to determine that the termination had occurred. In the event that we become aware of a termination, we will use commercially reasonable efforts to minimize any such penalties. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination. We have experienced terminations in the past, and it is likely that we will experience terminations in the future.

  Information Returns

        We intend to use reasonable efforts to furnish to you tax information (including IRS Schedule K-1) as promptly as possible after the end of each taxable year, which describes your allocable share of our income, gain, loss, deduction and credit for the preceding taxable year. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. Delivery of this information will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, you will need to apply for extensions of time to file your tax returns. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss. If you are not a U.S. person, there can be no assurance that this information will meet your jurisdiction's tax compliance requirements.

        It is possible that we may engage in transactions that subject us and, potentially, the holders of our shares to other information reporting requirements with respect to an investment in us. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

  Nominee Reporting

        Persons who hold our shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person; (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing; or (3) a tax-exempt entity; (iii) the amount and description of shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on shares they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the shares with the information furnished to us.

  Taxable Year

        A partnership is required to have a tax year that is the same tax year as any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership. Our taxable year is currently the calendar year. A partnership also is required to change its tax year every time a group of partners with a different tax year end acquires a majority interest, unless the partnership has been forced to change its tax year during the preceding two year period. In the event the majority interest in us changes to a group of holders with a different tax year and we have not been forced to change our tax year during the preceding two year period, we would be required to change our tax year to the tax year of that group of holders.

  Elective Procedures for Large Partnerships

        The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election, if made, would reduce the number of items that must be separately stated on IRS Schedule K-1 that are issued to the holders of our shares, and such IRS Schedules K-1 would have to be provided on or before March 15 following the close of each taxable year. In addition, this election would prevent us from suffering a "technical termination" (which would close our taxable year) if, within a 12-month period, there is a sale or exchange of 50% or more of our total interests. If an election is made, IRS audit adjustments will flow through to the holders of the shares for the year in which the adjustments take effect, rather than the holders of the shares in the year to which the adjustment relates. In addition, we, rather than the holders of the shares individually, generally will be liable for any interest and penalties that result from an audit adjustment. We do not currently anticipate that we will elect to be subject to the large partnership procedures.

  Tax Audits

        Adjustments in tax liability with respect to our items generally will be made at the KKR Financial Holdings LLC level in a partnership proceeding rather than in separate proceedings with each holder. KKR Financial Advisors LLC will represent us as our "tax matters partner" during any audit and in any dispute with the IRS. If KKR Financial Advisors LLC ceases to own shares or ceases to be our Manager, our board of directors may designate a replacement tax matters partner. Each holder of our shares will be informed of the commencement of an audit of us. In general, the tax matters partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the holders of shares.

  Tax Shelter Regulations

        In certain circumstances, a holder who disposes of our shares resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction, or a "reportable transaction," in accordance with recently issued regulations governing tax shelters and other potentially tax-motivated transactions, or the "Tax Shelter Regulations." In addition, an investment in us may be considered a "reportable transaction" if, for example, we recognize certain significant losses in the future. You should consult your tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of your shares or your allocable share of certain losses incurred by us.

  Backup Withholding

        We will be required in certain circumstances to backup withhold on certain payments paid to holders of the shares who do not furnish us with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

  New Legislation or Administrative or Judicial Action

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the Treasury, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting us or our shareholders will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in our shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. For example, the U.S. federal income tax rules relating to publicly traded partnerships are currently under review by Congress, and certain legislative proposals have been made that would affect the tax treatment of publicly traded partnerships. While we believe that the current legislative proposals would not adversely affect the manner in which we will be taxed, no assurance can be given as to whether, or in what form, such proposals will ultimately be enacted, or whether they will have an effect on us. We and holders of our shares could be adversely affected by any such change in, or any new, tax law, regulation or interpretation. Our organizational documents and agreements permit the board of directors to modify the operating agreement from time to time, without the consent of the holders of shares, to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse effect on some or all of the holders of our shares.

Material U.S. Federal Income Tax Considerations Relating to Investments in REITs

  General

        We currently own one subsidiary taxed as a REIT (KFH II). We may in the future invest in other REITs. For example, we may invest in real estate through one or more REIT subsidiaries. In light of those investments and the complexity of the REIT rules, certain aspects of such rules are discussed below.

  Taxation of a REIT

        Under the Code, a REIT itself is generally not subject to tax to the extent that it currently distributes its income to its shareholders. To qualify as a REIT, an entity is required meet a number of technical U.S. federal income tax requirements, including various tests regarding the sources of its income, the nature and diversification of its assets, the amounts it distributes to its shareholders and the ownership of its shares. In summary form, these technical requirements include the following:

  •
  a REIT must have at least 100 shareholders;

  •
  no more than 50% in value of the REIT's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined to include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts certain entities) during the last half of any calendar year;

  •
  a REIT generally must distribute 90% of its REIT taxable income each year to its shareholders;

  •
  75% of a REIT's gross income must be from rents from real property, interest on mortgages and certain real estate related income, or the "75% gross income test," and 95% of the REIT's gross income must be derived from those sources together with certain types of passive investment income, including interest and dividends; at least 75% of the value of a REIT's total assets at the end of each calendar quarter must be represented by real estate assets (which generally includes interest in real property, stock or other entities that qualify as REITs, interest in mortgage loans secured by real property, investments in stock or debt instruments during the one-year period following the receipt of new capital and regular and residual interests in a REMIC), cash and cash items and government securities; and

  •
  the amount of securities of a single issuer, other than a taxable REIT subsidiary, that a REIT holds at the end of each calendar quarter generally must not exceed either 5% of the value of its gross assets or 10% of the vote or value of such issuer's outstanding securities.

        A portion of a REIT's income from a residual interest in a REMIC or a taxable mortgage pool arrangement may be treated as "excess inclusion income." KFH II holds residual interests in certain securitization vehicles that may be treated as taxable mortgage pools. IRS guidance indicates that excess inclusion income will be allocated among a REIT's shareholders in proportion to its dividends paid. A shareholder's share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to U.S. shareholders, (ii) would be subject to tax as UBTI in the hands of most tax-exempt shareholders, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate of 30%, without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. If at any time a "disqualified organization," as defined in Section 860E(e)(5) of the Code, is a record holder of our shares, we would be subject to tax at the highest corporate tax rate on any excess inclusion income allocable to such disqualified organization.

        A REIT in which we invest will generally not be subject to U.S. federal income tax on the portion of its ordinary income and capital gain it distributes currently to its shareholders. The REIT would be subject to tax at corporate rates on any net ordinary income or capital gain not so distributed. The REIT would also be subject to a tax equal to 100% of net income from any prohibited transaction and to alternative minimum tax liability (which could arise if it has significant items of tax preference). A "prohibited transaction" is a sale of inventory or property held for sale to customers in the ordinary course of business. We generally do not anticipate that any REIT in which we invest will generate significant amounts of income from prohibited transactions.

        If a REIT in which we invest failed to qualify as a REIT and was not able to cure such failure under the applicable provisions of the Code, it would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and it would not be permitted to deduct distributions to its shareholders. In addition, to the extent of current and accumulated earnings and profits, all distributions would be taxable as dividend income and, subject to certain limitations under the Code, corporate distributees could be eligible for the dividends-received deduction and individual U.S. holders could be eligible for the reduced U.S. federal income tax rate on corporate dividends. Unless entitled to relief under specific statutory provisions, such REIT and any "successor entity" will also be disqualified from taxation as a REIT for the four taxable years following the year in which it lost its qualification. It is not possible to state whether in all circumstances a REIT subsidiary would be entitled to this statutory relief.

        In addition, if KFH II failed to qualify as a REIT, it could result in the securitization vehicles treated as taxable mortgage pools being taxed as corporations for U.S. federal income tax purposes. Generally, when an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is treated as a taxable corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT or a qualified REIT subsidiary that is a taxable mortgage pool. The portion of the REIT's assets held directly or through a qualified REIT subsidiary that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not affect the tax qualification of the REIT. We expect that KFH II will continue to be treated as a REIT and the special rules will apply to its ownership of the securitization vehicles treated as taxable mortgage pools. However, if the securitization vehicles were not eligible for the special treatment for taxable mortgage pools owned by a REIT, the resulting corporate income tax liability of the securitization vehicles could be substantial.

  Taxation of Holders of REIT Shares

        You will be allocated a portion of the income that we realize with respect to our ownership of the equity of any REIT in which we invest. You generally will be taxed with respect to this allocated income in the same manner as if you held the REIT shares directly.

        U.S. Holders of REIT Shares.    Distributions made by a REIT to its taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations or the reduced rate of U.S. federal income tax on qualified dividend income for taxpayers taxed at individual rates (through December 31, 2012). Distributions that a REIT designates as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the REIT's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its stock. Corporate shareholders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will generally not be taxable to a shareholder to the extent that they do not exceed the shareholder's adjusted basis in its shares, but rather will reduce such adjusted basis. To the extent that such distributions exceed the adjusted basis of a shareholder's shares they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the shareholder. Any consent dividends deemed paid by a REIT will be taxable as ordinary income to the shareholders to the extent of earnings and profits, even though no cash will be distributed by the REIT. Shareholders may not include in their income tax returns any net operating losses or capital losses of a REIT. A U.S. shareholder's share of excess inclusion income would not be allowed to be offset by any net operating losses otherwise available to the shareholder.

        A shareholder's gain on the sale of its shares in a REIT will be taxed at long-term or short-term capital gain rates, depending on how long the shares were held, and assuming the shares were a capital asset in the hands of the shareholder. In general, however, any loss upon a sale or exchange of shares by a shareholder that has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of previous distributions from a REIT to the shareholder that were required to be treated by such shareholder as long-term capital gain.

        Tax-Exempt Holders of REIT Shares.    Unless the REIT is a "pension-held REIT," distributions by a REIT to a shareholder that is a tax-exempt entity generally will not constitute UBTI, other than any amounts that represent excess inclusion income, assuming the shares are not debt-financed or used in an unrelated business of such holder. Although tax-exempt holders of our shares may not derive significant UBTI as a result of distributions with respect to REIT shares, such holders will recognize a significant amount of UBTI as a result of indebtedness incurred by us with respect to our assets and as a result of excess inclusion income from the securitization vehicles that are treated as taxable mortgage pools. See "—Taxation of Holders of Our Shares—Unrelated Business Taxable Income." Tax-exempt holders are strongly urged to consult their tax advisors regarding the tax consequences of owning shares.

        Taxation of Non-U.S. Holders of REIT Shares.    Dividends from a REIT that are not attributable to gains from the sale of "United States real property interests" would be subject to U.S. withholding tax at a 30% rate (subject to reduction by applicable treaty). For most types of foreign shareholders, dividends that are attributable to excess inclusion income would be subject to withholding at the maximum rate of 30%, without reduction for any otherwise applicable income tax treaty. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed on distributions and may be subject to the 30% branch profits tax in the case of corporate non-U.S. shareholders.

        Dividends that are attributable to gains from the sale of United States real property interests would be subject under FIRPTA to withholding tax at a rate of 35% and would be considered income effectively connected with a U.S. trade or business (which would require the filing of U.S. federal income tax returns by non-U.S. persons and which would be subject to the branch profits tax for corporate non-U.S. holders). For these purposes, dividends paid are first considered attributable to gains from the sale of United States real property interests, if any. The term "United States real property interest" does not include mortgage loans or mortgage-backed securities. As a result, we do not anticipate that KFH II will generate material amounts of gain that would be subject to FIRPTA. If we invest in real estate through one or more REIT subsidiaries, we may generate gain that is subject to FIRPTA.

        If at least 50% of the assets that a REIT holds are United States real property interests, gains from the sale of the REIT shares by a non-U.S. shareholder would be subject to FIRPTA tax. We believe it is unlikely that gains from the sale of the equity in KFH II will be subject to the FIRPTA tax. It is possible, however, we may hold stock in another REIT that exceeds the 50% threshold. Gains on the sale of shares in such a REIT, however, would not be subject to the FIRPTA tax, so long as the REIT was "domestically controlled." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. persons.

        You should consult your tax advisors regarding the application and effect of state, local and foreign income and other tax laws on the indirect investment in stock or other securities of any REIT in which we invest.

DESCRIPTION OF SHARES

General

        The following is a summary of some of the terms of the shares representing limited liability company interests in KKR Financial Holdings LLC. Our operating agreement provides for the issuance of our shares, as well as certain terms of our shares. The following summary of some of the terms of our shares, the operating agreement and the Delaware Limited Liability Company Act is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the operating agreement, a copy of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and which you may obtain as described under "Where You Can Find More Information," and the Delaware Limited Liability Company Act.

Authorized Shares

        Each of our shares represents a limited liability company interest in KKR Financial Holdings LLC. We are authorized to issue, pursuant to action by our board of directors and without action by holders of our shares, up to 500,000,000 common shares and up to 50,000,000 preferred shares. As of October 28, 2011, there were 178,145,482 common shares outstanding and no preferred shares outstanding. The aggregate number of shares that we are authorized to issue, and the authorized number of any class of our shares, may be increased from time to time by an amendment to the operating agreement upon the adoption of a resolution by our board of directors declaring such amendment to be advisable and approval of such amendment by the holders of at least a majority of our shares then outstanding at a meeting of shareholders.

  Common Shares

        There is currently only one class of our common shares outstanding. All outstanding common shares of this class are duly issued. Holders of common shares of this class, as such, are not entitled to any preemptive rights to subscribe for or purchase our shares or any other securities we may issue, and the common shares of this class are not convertible at the option of the holders into other securities. Upon payment of the full consideration payable to us upon original issuance of any common shares of this class, as determined by our board of directors, the holders of those shares will not be obligated to make any additional capital contributions to us with respect to those shares. All common shares of this class are non-assessable. However, holders of common shares may be liable to us for certain distributions made to them in violation of the Delaware Limited Liability Company Act or the operating agreement as described below under "—Liability For Distributions" and "—Certain Provisions of the Operating Agreement—Restrictions on Ownership and Transfer" and may also be required to make certain other payments as described under "—Certain Required Payments."

        Voting Rights.    Holders of outstanding common shares are entitled to one vote per common share as provided in the operating agreement. Subject to the voting rights, if any, of any other class or series of our shares that may be outstanding from time to time, the holders of common shares are entitled, at the annual meeting of the holders of our shares, to vote for the election of all of our directors. Because the operating agreement does not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding common shares represented at a meeting of the holders of the common shares will effectively be able to elect all our directors standing for election by the holders of our common shares.

        Distribution Rights.    We may, subject to certain restrictions, pursuant to action of our board of directors, declare and pay distributions on the common shares. Holders of our outstanding common shares are entitled to share ratably (based on the number of common shares held) in any distribution declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of distributions, including those in the operating agreement and the Delaware Limited Liability Company Act, and to any restrictions on the payment of distributions imposed by the terms of any other outstanding shares.

        Dissolution Rights.    For a description of some of the provisions of our operating agreement that would be applicable to our outstanding common shares in the event of our dissolution, see "—Certain Provisions of the Operating Agreement—Dissolution" below.

  Other Classes of Shares

        Our board of directors may, without further action by the holders of our shares (unless required by the rules of any applicable stock exchange), cause us to issue from time to time one or more other classes or series of our shares, including one or more classes of preferred shares and one or more other classes of common shares. Our board of directors may determine, without further action by the holders of our shares, the terms, designations, preferences, rights, powers and duties of any such future shares, including:

  •
  the ranking of such shares relative to our other shares;

  •
  the right, if any, of such shares to share in our profits and losses or items thereof;

  •
  the right, if any, of such shares to share in our distributions, the dates distributions on such shares will be payable and whether distributions with respect to such shares will be cumulative or non-cumulative;

  •
  the rights of such shares upon our dissolution;

  •
  whether, and the terms and conditions upon which, we may redeem such shares;

  •
  whether such shares are issued with the privilege of conversion or exchange and, if so, the terms and conditions upon which the conversion or exchange may be made;

  •
  the terms and amounts of any sinking fund provided for the purchase or redemption of such shares; and

  •
  the right, if any, of the holder of each such share to vote.

  Liability for Distributions

        The Delaware Limited Liability Company Act imposes certain restrictions on distributions by a limited liability company to its members. In that regard, our operating agreement defines a "member" as any holder of our shares. The Delaware Limited Liability Company Act provides that any of our members who receives a distribution from us (including both distributions made by us from time to time and distributions in the event of our dissolution) and who knew at the time of the distribution that the distribution was in violation of these restrictions shall be liable to us for the amount of the distribution for three years, subject to extension under certain circumstances. Under the Delaware Limited Liability Company Act, a limited liability company may not in general make a distribution to any of its members if, after the distribution, all liabilities of the limited liability company, other than liabilities to its members on account of their limited liability company interests and liabilities for which the recourse of creditors is limited to specific property of the limited liability company, would exceed the fair value of the assets of the limited liability company. For the purpose of determining the fair value of the assets of a limited liability company, the Delaware Limited Liability Company Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited liability company only to the extent that the fair value of that property exceeds the nonrecourse liability. In addition, the Delaware Limited Liability Company Act and our operating agreement provide in general that, in the event of our dissolution, holders of our shares will be entitled to share in our assets legally available for distribution only after satisfaction of or provision for our liabilities to creditors and satisfaction of liabilities for certain distributions owing to our members and former members. See "—Certain Provisions of the Operating Agreement—Dissolution."

        In addition, our operating agreement provides that a member may be required to repay any distributions made to such member that are inconsistent with, or in violation of, the Delaware Limited Liability Company Act, any provision of the operating agreement or any other applicable law.

  Liability for Unpaid Contributions

        Under the Delaware Limited Liability Company Act, unless otherwise provided in the operating agreement of a limited liability company, an assignee of limited liability company interests (such as our shares) who becomes a member of the limited liability company is liable for the obligations of the assignor of those interests to make any required contributions to the limited liability company, but the assignee is not obligated for, among other things, liabilities unknown to the assignee at the time it became a member and that could not be ascertained from the operating agreement. Under our operating agreement, a person who purchases our shares is deemed to become one of our members and is therefore subject to the provisions described in the preceding sentence.

  Certain Required Payments

        Under our operating agreement, holders of our shares may be required to make certain other payments under certain circumstances. For example, a holder of our shares may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with a transfer of those shares. In the event that we issue a new share certificate in place of any share certificate that has been lost, destroyed or stolen, we may require that the holder of the shares evidenced by the lost, destroyed or stolen certificate give the transfer agent for our shares a bond sufficient to indemnify the transfer agent against any claim made against it on account of the alleged loss, theft or destruction or the issuance of such new certificate. In addition, we may require that a holder of our shares who requests that we call a special meeting of holders of our shares pay the costs of preparing and mailing the notice of meeting, including the proxy materials.

Grantor Trust

        Pursuant to our operating agreement, in the future our board of directors may implement a reorganization, without the consent of holders of our shares, whereby a Delaware statutory trust, which we refer to as a "Trust," would become the holder of all (or less if so provided by our board of directors) of our outstanding shares and each holder of our shares (other than any shares excluded by our board of directors) would receive shares of the Trust (representing beneficial interests in the Trust) in exchange for its shares in us. Our board of directors will have the power to decide in its sole discretion to implement such a trust structure subject to the limitations set forth below. We expect that we would treat the Trust as a grantor trust for U.S. federal income tax purposes. As such, for U.S. federal income tax purposes, each holder of Trust shares would be treated as the beneficial owner of a pro rata portion of our shares held by the Trust and holders of Trust shares would receive annual tax information relating to their investment on tax information statements similar to IRS Form 1099, rather than on IRS Schedule K-1. Pursuant to the operating agreement, our board of directors will not implement such a trust structure if it determines, in its sole discretion, that the reorganization would be taxable or would otherwise alter the benefits or burdens of ownership of our shares, including, without limitation, a holder's allocation of items of income, gain, loss, deduction or credit or the treatment of such items for U.S. federal income tax purposes. Pursuant to the operating agreement, our board of directors will also be required to implement the reorganization in such a manner that does not have a material adverse effect on the voting or economic rights of our shares.

        The IRS could challenge the Trust's manner of reporting to investors (e.g., if the IRS asserts that the Trust constitutes a partnership or is ignored for U.S. federal income tax purposes). In addition, the Trust could be subject to penalties if it were determined that the Trust did not satisfy applicable partnership reporting requirements for U.S. federal income tax purposes. Any of these circumstances could have an adverse effect on the market value of our shares and of any other securities we may issue.

Certain Provisions of the Operating Agreement

        Term.    The operating agreement provides that we will remain in existence until terminated in accordance with the operating agreement.

        Agreement to be Bound by Operating Agreement; Power of Attorney.    By acquiring a share in KKR Financial Holdings LLC, you will be admitted as a member of KKR Financial Holdings LLC and shall become bound by the terms of the operating agreement. Pursuant to the operating agreement, each holder of our shares agrees to the consents and waivers contained in the operating agreement and grants to each of our chief executive officer, our president and our secretary (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution and to make certain amendments to the operating agreement.

        Election to be Treated as an Association Taxable as a Corporation.    The operating agreement provides that our board of directors may, without the consent or vote of holders of our shares, cause us to elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes if the board receives an opinion from a nationally recognized financial adviser to the effect that our market valuation is expected to be significantly lower as a result of our continuing to be treated as a partnership for U.S. federal income tax purposes than if we instead elected to be treated as a corporation for U.S. federal income tax purposes.

        Dissolution.    The operating agreement provides for our dissolution and winding up upon the occurrence of:

  •
  the adoption of a resolution by a majority vote of our board of directors approving our dissolution and the approval of such action by the affirmative vote of the holders of a majority of our outstanding shares entitled to vote thereon;

  •
  the unanimous vote of the holders of our outstanding shares to dissolve us;

  •
  the entry of a judicial decree that an event has occurred that makes it not reasonably practicable to carry on our business as then currently operated as determined in accordance with Section 18-802 of the Delaware Limited Liability Company Act; or

  •
  the termination of the legal existence of our last remaining member or the occurrence of any other event that terminates the continued membership of our last remaining member, unless we continue without dissolution in a manner permitted under the operating agreement or the Delaware Limited Liability Company Act.

We refer to these events as "dissolution events."

        The operating agreement provides in general that, upon the occurrence of a dissolution event, our property shall be applied and distributed, to the extent permitted by law, in the following order:

  •
  first, to our creditors (including our Manager and members who are creditors, to the extent permitted by law) in satisfaction of our debts and other liabilities (whether by payment or making a provision for payment), other than liabilities referred to in the next bullet point;

  •
  second, except as provided in the operating agreement, to our members and former members in satisfaction of liabilities for certain distributions; and

  •
  the balance, if any, to our members in accordance with positive balances in their respective tax-based capital accounts required by the operating agreement, after giving effect to all contributions, distributions and allocations for all periods and subject, in the case of holders of our common shares, to any preferential distributions to which the holders of any of our other shares may be entitled upon dissolution.

        The operating agreement provides that it is intended that each common share shall receive an identical amount under the provision described in the last bullet point above.

        Restrictions on Ownership and Transfer.    Because we intend to maintain the flexibility to have a REIT subsidiary, the ownership of our shares must be widely held so that no more than 50% of the value of our outstanding shares may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities).

        The operating agreement, subject to certain exceptions, contains restrictions on the number of our shares that a person may own. The operating agreement provides that (subject to certain exceptions described below) no person may beneficially or constructively own, or be deemed to beneficially or constructively own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number, whichever is more restrictive, of our shares.

        The operating agreement, subject to certain exceptions, prohibits any person from beneficially or constructively owning shares that would result in any subsidiary of ours that has elected to be taxed as a REIT (we sometimes refer to any such subsidiary as, individually, a "REIT subsidiary"), being "closely held" under Section 856(h) of the Code or otherwise cause a REIT subsidiary to fail to qualify as a REIT.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares which are transferred to a charitable trust (as described below), is required by the operating agreement to give written notice to us immediately, or, in the case of such a proposed or attempted transaction, to give us at least fifteen days prior written notice, and to provide us with such other information as we may request in order to determine the effect of such transfer on the status of any REIT subsidiary as a REIT. The foregoing restrictions on transferability and ownership may be terminated by our board of directors if it determines that it is no longer in our best interests for any REIT subsidiary to continue to qualify as a REIT under the Code or that compliance with those restrictions is no longer required. As a result, our board of directors may terminate those restrictions if, for example, we were to sell or cease to operate any REIT subsidiary. As of the date of this prospectus, we have one REIT subsidiary, KFH II.

        Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as the board of directors may deem appropriate in order to conclude that granting the exemption will not cause any REIT subsidiary to lose its status as a REIT. Our board of directors may also require a ruling from the IRS or an opinion of counsel in order to ensure each REIT subsidiary's status as a REIT.

        To the extent permitted by applicable law, any attempted transfer which, if effective, would result in a violation of the foregoing restrictions, will cause the number of shares causing the violation (rounded upwards to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust and will have no rights to distributions, rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid to the proposed transferee prior to our discovery that shares have been transferred to the trust must be paid on demand to the trustee. Any distribution authorized but unpaid will be required to be paid to the trustee when due. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to applicable law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trustee and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. If we have already taken irreversible action, however, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that shares have been transferred to the trust, the trustee is required to sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee is required to distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares. The price may be reduced, however, by the amount of any distributions paid to the proposed transferee on the shares and owed by the proposed transferee to the trustee. Any net sales proceeds in excess of the amount payable to the proposed transferee must be paid immediately to the charitable beneficiary. If, prior to discovery that shares have been transferred to the trustee, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess must be paid to the trustee upon demand.

        In addition, shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accepts the offer. The price may be reduced, however, by the amount of any distributions paid to the proposed transferee on the shares and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

        If the transfer of shares to a charitable trust would not be effective for any reason to prevent a violation of the foregoing restrictions then, to the fullest extent permitted by law, the transfer of that number of shares that would otherwise cause that violation shall be void ab initio and the intended transferee will acquire no rights in those shares. In addition, if our board of directors or any duly authorized committee thereof determines that a transfer or other event has taken place that has resulted in a violation of the foregoing restrictions or that a person intends or has attempted to acquire ownership of our shares in violation of those restrictions, the board of directors or such committee may take such action as it deems advisable to prevent such transfer or other event, including, without limitation, causing us to redeem shares, refusing to give effect to such transfer on our books or instituting proceedings to enjoin such transfer or other event.

        All certificates representing our shares will bear a legend referring to the restrictions described above.

        Every owner of 0.5% or more (or such higher percentage as determined by the Manager, in good faith, in order to maintain each REIT subsidiary's status as a REIT) in value of our shares, within 30 days after the end of each taxable year, is required by our operating agreement to give written notice to us stating the name and address of such owner, the number of shares which the owner beneficially owns and a description of the manner in which the shares are held. Each such owner of our shares is also required by the operating agreement to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on each REIT subsidiary's status as a REIT and to ensure compliance with the ownership limitations described above. In addition, each owner of shares is required by our operating agreement to provide to us such information as we may request, in good faith, in order to determine each REIT subsidiary's status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine and ensure compliance with the ownership limitations described above.

        These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the shares or might otherwise be in the best interests of the holders of the shares.

        Election of Members of Our Board of Directors; Vacancies.    The operating agreement provides that the term of each director shall be the period from the effective date of such director's election until such director's successor is duly elected or appointed and qualified, or until such director's earlier death, resignation or removal, and that, except as may be provided by our board of directors in setting the terms of any class or series of our shares, any vacancy on the board of directors shall be filled by a majority vote of the directors then in office, even if the remaining directors do not constitute a quorum.

        Removal of Members of Our Board of Directors.    Subject to the rights of holders of any class or series of our shares that may be issued in the future, the operating agreement provides that any director, or the entire board of directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of our shares holding at least two-thirds of the votes entitled to be cast in the election of directors. "Cause" is defined by the operating agreement to mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.

        Duties of Officers and Directors.    The operating agreement provides that, except as otherwise provided therein or otherwise required by the Delaware Limited Liability Company Act, the fiduciary duties of our directors will generally be consistent with those of a director of a Delaware corporation. However, our operating agreement further provides that, to the fullest extent permitted by law, none of our directors has any duties, fiduciary or otherwise, with respect to any action or inaction of our Manager and any actions or inactions of our directors that cause us to act in compliance with or in accordance with the management agreement shall be deemed consistent and compliant with the fiduciary duties of such directors and shall not constitute a breach of any duty under the operating agreement or existing in law, equity or otherwise. Likewise, the operating agreement provides that, to the extent permitted by law, none of our officers owes any duty, fiduciary or otherwise, to our members or to us with respect to any action or inaction of our Manager pursuant to the management agreement.

        The operating agreement also provides that any director, officer, employee or agent of ours may engage in or possess an interest in other profit-seeking or other business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with us, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to such persons. Our operating agreement further provides that if any director, officer, employee or agent of ours acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for us, that person has no duty to communicate or offer that opportunity to us and shall not be liable to us or to our members for breach of duty, including fiduciary duty under the operating agreement, at law, in equity or otherwise, by reason of the fact that such person pursues or acquires for or directs that opportunity to another person or does not communicate that opportunity to us; and that neither we nor any of our members has any rights or obligations by virtue of the operating agreement in or to any such independent ventures or the income or profit or losses derived therefrom, and the pursuit of such ventures, even if competitive with our activities, shall not be deemed wrongful or improper or a breach of any duty existing under the operating agreement, at law, in equity or otherwise.

        Limitation of Liability and Indemnification of Directors and Officers.    The operating agreement provides that none of our directors will be liable to us, or any subsidiary of ours, or any holder of our shares, for monetary damages for any acts or omissions arising from the performance of any of such director's obligations or duties in connection with our company, including any breach of fiduciary duty, except (1) for any breach of the director's duty of loyalty to us or the holders of our shares; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) for any transaction from which the director derived an improper benefit.

        The operating agreement further provides that, to the fullest extent permitted by law, none of our directors shall be liable to us, to any holder of our shares or to any other person for (1) any action taken or not taken as required by the operating agreement; (2) any action taken or not taken as permitted by the operating agreement and with respect to which such director acted on an informed basis, in good faith and with the honest belief that such action, taken or not taken, was in our best interests; or (3) our compliance with an obligation incurred or the performance of any agreement entered into prior to that director having become one of our directors.

        The operating agreement further provides that each director shall, in the performance of such director's duties, be fully protected in relying in good faith upon our records and upon such information, opinions, reports or statements presented to us by the Manager, or employees of the Manager, or any of our officers, or committees of our board of directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence, including, without limitation, information, opinions, reports or statements as to the value and amount of our assets, liabilities, profits or losses, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay our claims and obligations or to make reasonable provision to pay such claims or obligations, or any other facts pertinent to the existence and amount of our assets from which distributions to members might properly be paid.

        The operating agreement further provides that a director shall not be liable to us, to any other director, to any holder of our shares or to any other person that is a party to or otherwise bound by the operating agreement for breach of fiduciary duty for such director's good faith reliance on the provisions of the operating agreement.

        The operating agreement provides that we may indemnify, to the fullest extent permitted by law, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right) by reason of the fact that the person is or was a director, officer, employee, tax matters member (as defined in the operating agreement) or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

        The operating agreement provides that we may, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our favor by reason of the fact that such person is or was a director, officer, employee, tax matters member or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of that action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to us unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        The operating agreement provides that, to the extent that a present or former director, officer or tax matters member of ours has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of the two preceding paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        The operating agreement provides that each of the persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on our behalf in furtherance of our interests in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on our behalf.

        The operating agreement also authorizes us, to the fullest extent permitted by law, to pay expenses (including attorneys' fees) incurred by a director, officer, employee, tax matters member or agent of ours in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by us as authorized in the operating agreement. The operating agreement provides that the indemnification provisions therein are intended to comply with the requirements of and to provide indemnification and advancement rights substantially similar to those made available to directors, officers, employees and agents of a corporation incorporated under the Delaware General Corporation Law.

        Limitation on Special Meetings and Actions by Written Consent.    The operating agreement provides that special meetings of the holders of our shares may only be called by the chairman of the board of directors, the president, the chief executive officer or the board of directors, or by the secretary upon the written request of the holders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. In addition, the operating agreement provides that action may only be taken by written consent of holders of our shares if the unanimous written consent of all of the holders of our shares entitled to vote or consent to such matter is received. The inability of holders of our shares to easily call a special meeting or take action by written consent could render more difficult or discourage an attempt to obtain control of us.

        Advance Notice Requirements for Director Nominations and Proposals by Holders of Our Shares.    The operating agreement provides that nominations of individuals for election to the board of directors at an annual meeting of holders of our shares and the proposal of business to be considered at an annual meeting of holders of our shares may be made only:

          (1)   pursuant to our notice of the meeting,

          (2)   by or at the direction of our board of directors, or

          (3)   by a holder of our shares who was a holder of our shares of record both at the time of giving of notice by such holder of our shares as provided for in the operating agreement and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the operating agreement.

        With respect to special meetings of holders of our shares, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only:

          (1)   pursuant to our notice of the meeting,

          (2)   by or at the direction of our board of directors, or

          (3)   provided that the board of directors has determined that directors will be elected at the meeting, by a holder of our shares who was a holder of record both at the time of giving of notice by such holder as provided for in the operating agreement and at the time of the special meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of the operating agreement.

        The operating agreement provides that holders of our shares seeking to bring business before an annual meeting of holders of our shares or to nominate candidates for election as directors at an annual meeting of holders of our shares must generally provide notice thereof in writing to us not less than 120 days and not more than 150 days prior to the anniversary date of the mailing of the notice of the preceding year's annual meeting of holders of our shares. The operating agreement also provides that in the event we call a special meeting of holders of our shares for the purpose of electing one or more individuals to the board of directors, any holder of our shares seeking to nominate a candidate for election at that meeting must provide notice thereof to us in writing not earlier than the 120th day prior to such special meeting and not later than the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees for director proposed by the board of directors to be elected at such meeting.

        Mergers and Sales of Assets.    Subject to the provisions described in the second paragraph under "—Provisions in the Operating Agreement that may have an Anti-Takeover Effect" below, the operating agreement provides that we may not merge or consolidate with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or sell, lease or exchange all or substantially all of our property or assets, unless, in each case, our board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of the holders of a majority of each class of our shares then outstanding and entitled to vote thereon, except that no vote by the holders of our shares is required in the case of a transaction described above under "—Grantor Trust" or, in general, any transaction involving any of our subsidiaries or their assets.

        Replacement of Our Manager.    The operating agreement provides that, if our management agreement is terminated and the board of directors determines that a replacement manager should be retained, the affirmative vote of a majority of the outstanding shares is required to retain such replacement manager.

        Amendment of the Operating Agreement.    The operating agreement (including the distribution provisions thereof) may be amended only by a majority vote of our board of directors, except that amending specified provisions of the operating agreement that relate to the following matters (other than to correct administrative or ministerial errors or omissions or for clarification) requires an affirmative vote of holders of at least a majority of the shares present in person or represented by proxy at a meeting of holders of our shares:

  •
  provisions requiring the approval by our board of directors and by the holders of at least a majority of our outstanding shares to increase the number of our authorized shares or the authorized number of any class of our shares;

  •
  provisions to the effect that, except as may otherwise be specified by our board of directors in establishing the terms of any class of our shares, each of our shares is entitled to one vote on all matters submitted for the approval of our shareholders, and giving our board of directors the right to reclassify shares into one or more classes or series;

  •
  the provisions described under "—Replacement of Our Manager" and "—Mergers and Sales of Assets";

  •
  some of the provisions described in the second paragraph under "—Provisions in the Operating Agreement that may have an Anti-Takeover Effect";

  •
  the provisions described in the first two bullet points of the first paragraph under "—Dissolution"; and

  •
  the provision of the operating agreement governing amendments thereof.

        As a result of its broad authority to amend the operating agreement, our board of directors could, in the future, choose to amend the operating agreement to include provisions that have the intention or effect of discouraging takeover attempts.

        In addition, the operating agreement gives our board of directors broad authority to effect amendments to the provisions of the operating agreement that can change many of the terms of our shares without the consent of holders of our shares. As a result, our board of directors may, without the approval of holders of our shares, make changes to many of the terms of our shares that are adverse to the holders of our shares.

Provisions in the Operating Agreement that may have an Anti-Takeover Effect

        Some of the provisions in the operating agreement described above could make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of us. These provisions include, among others:

  •
  allowing only our board of directors to fill newly created directorships;

  •
  requiring that directors may be removed only for cause (as defined in the operating agreement) and then only by the affirmative vote of holders of our shares representing at least two-thirds of the votes entitled to be cast in the election of directors;

  •
  requiring advance notice for holders of our shares to nominate candidates for election to our board of directors or to propose business to be considered by holders of our shares at a meeting of holders of our shares;

  •
  our ability to issue additional securities, including, but not limited to, preferred shares, without approval by holders of our shares;

  •
  a prohibition on any person directly or indirectly beneficially or constructively owning more than 9.8% in value or number of our shares, whichever is more restrictive;

  •
  the ability of our board of directors to amend the operating agreement without the approval of the holders of our shares except under certain specified circumstances; and

  •
  limitations on the ability of holders of our shares to call special meetings of holders of our shares or to act by written consent.

        In addition, the operating agreement contains provisions based on Section 203 of the Delaware General Corporation Law which in general prohibit us from engaging in a "business combination" with an "interested member" (as those terms are defined in the operating agreement), unless such business combination is approved by the affirmative vote of the holders of 66 and 2/3% of each class of our outstanding shares, excluding shares held by the interested member or any affiliate or associate of the interested member. However, if, as described in clause (1) of the following paragraph, a majority of our board of directors approves the transaction pursuant to which a person would have become an "interested member," such person will not be deemed an "interested member" and the foregoing prohibition on business combinations with such person will not apply.

        An "interested member" is, in general and subject to exceptions, (1) a person who is, or was at any time within the prior three-year period immediately prior to the date in question, the beneficial owner of 15% or more of our outstanding shares and who did not become the beneficial owner of such amount of shares pursuant to a transaction that was approved by a majority of our board of directors or (2) a person who is an assignee of, or has otherwise succeeded to, any of our shares of which an interested member was the beneficial owner at any time within the three-year period immediately prior to the date in question, if such assignment or succession occurred in a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act.

        A "business combination" includes, in general and among other things,

          (1)   any merger or consolidation of us or any of our subsidiaries with an interested member or any other person that is, or after that transaction would be, an affiliate or associate of an interested member;

          (2)   any sale, lease, exchange, mortgage, pledge or transfer or other disposition, in one transaction or a series of transactions, to or with, or proposed by or on behalf of, an interested member or an affiliate or associate of an interested member, of any property or assets of us or any of our subsidiaries having an aggregate fair market value of not less than 10% of our "net investment value;"

          (3)   the issue or transfer by us or any of our subsidiaries, in one transaction or a series of transactions, of any securities issued by us or that subsidiary to, or proposed by or on behalf of, an interested member or an affiliate or associate of an interested member in exchange for cash, securities or other property having an aggregate fair market value of not less than 10% of our "net investment value;"

          (4)   any spin-off or split-up of any kind of us or any of our subsidiaries proposed by or on behalf of an interested member or any of its affiliates or associates;

          (5)   any reclassification of our shares or the securities of any of our subsidiaries or recapitalization of us or such subsidiary, or any merger or consolidation of us or such subsidiary with another subsidiary, or any other transaction that has the effect, directly or indirectly, of increasing the proportionate share of our outstanding shares or the securities of such subsidiary that are beneficially owned by an interested member or any of its affiliates or associates; or

          (6)   any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (1) through (5) above.

        The operating agreement defines "net investment value" as, in general, the aggregate market value of our outstanding shares, plus the amount of our borrowings (other than intercompany borrowings), plus the value of certain future investments we have committed to make, less the amount of our cash and cash equivalents, subject to certain adjustments.

        Certain provisions of the management agreement also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the management agreement and a requirement that, under certain circumstances, we make a substantial payment to the Manager in the event of a termination.

Transfer Agent and Registrar

        The transfer agent and registrar for the common shares is American Stock Transfer & Trust Company.

DESCRIPTION OF SENIOR NOTES AND GUARANTEES

        We may issue our senior notes either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The senior notes will be our unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. The senior notes of any series may have the benefit of guarantees (each, a "Guarantee"), by one or more of our subsidiaries (each, a "Guarantor"). The Guarantees will be the unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the respective Guarantors. If so indicated in the applicable prospectus supplement, we may issue senior notes that are secured by specified collateral or that have the benefit of one or more Guarantees that are secured by specified collateral. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term "guaranteed senior notes" means any senior notes that, as described in the prospectus supplement relating thereto, are guaranteed by one or more of our subsidiaries pursuant to the applicable indenture (as defined below); the term "secured senior notes" means any senior notes that, as described in the prospectus supplement relating thereto, are secured by collateral; the term "unsecured senior notes" means any senior notes that are not secured senior notes; and the term "senior notes" includes both unsecured senior notes and secured senior notes.

        The senior notes (other than guaranteed senior notes) will be issued under one or more indentures, each to be entered into by us and a trustee, and the guaranteed senior notes will be issued under one or more other indentures, each to be entered into by us, one or more Guarantors and a trustee. The trustee shall be Wilmington Trust, National Association or such other trustee as may be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, we may issue both secured and unsecured senior notes under the same indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to the "indenture" and the "trustee" refer to the applicable indenture pursuant to which any particular series of senior notes is issued and to the trustee under that indenture. The terms of any series of senior notes and, if applicable, any Guarantees of the senior notes of such series will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of senior notes and those made part of the indenture by the Trust Indenture Act of 1939, as amended, or the "Trust Indenture Act of 1939."

        The following summary of selected provisions of the indenture, the senior notes and the Guarantees is not complete, and the summary of selected terms of a particular series of senior notes and, if applicable, the Guarantees of the senior notes of that series included in the applicable prospectus supplement also will not be complete. You should review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable senior notes, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any senior notes, see "Where You Can Find More Information" in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any supplemental indenture and the certificates evidencing the applicable senior notes, which provisions, including defined terms, are incorporated by reference in this prospectus.

        Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to "KKR Financial," "we," "our company," "us" and "our" and other similar references mean KKR Financial Holdings LLC, excluding its subsidiaries.

        The following description of senior notes describes general terms and provisions of a series of senior notes and, if applicable, the Guarantees of the senior notes of that series to which any prospectus supplement may relate. When we offer to sell a series of senior notes, we will describe the specific terms of the series and, if applicable, any Guarantees of the senior notes of that series in the applicable prospectus supplement. If any particular terms of the senior notes or, if applicable, any Guarantees of the senior notes of that series or the indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

        The senior notes may be issued from time to time in one or more series. We can issue an unlimited amount of senior notes under the indenture. The indenture provides that senior notes of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the series of senior notes being offered for specific terms including, where applicable:

  •
  the title of the series of senior notes;

  •
  any limit on the aggregate principal amount of senior notes of the series;

  •
  whether the senior notes of the series are to be issuable, in whole or in part, in bearer form ("bearer senior notes");

  •
  whether any senior notes of the series will be issued in temporary or permanent global form ("global senior notes") and, if so, the name of the depositary for the global senior notes;

  •
  if any senior notes are to be issuable as bearer senior notes, the date as of which any such bearer senior notes shall be dated;

  •
  the extent to which, or the manner in which, any interest payable on a temporary global senior note will be paid, if other than in the manner provided in the indenture;

  •
  the date or dates on which we will pay the principal of and premium, if any, on senior notes of the series, or the method or methods, if any, used to determine those dates;

  •
  the rate or rates, which may be fixed or variable, at which senior notes of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

  •
  the date or dates, if any, from which interest on the senior notes of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

  •
  the dates on which the interest, if any, on the senior notes of the series will be payable and the record dates for the payment of interest;

  •
  the basis used to calculate interest, if any, on the senior notes of the series if other than a 360-day year of twelve 30-day months;

  •
  the place or places where amounts due on the senior notes of the series will be payable and where the senior notes of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the applicable trustee;

  •
  the terms and conditions, if any, upon which we may, at our option, redeem senior notes of the series;

  •
  the terms and conditions, if any, upon which we will repurchase or repay senior notes of the series at the option of the holders of senior notes of the series;

  •
  the authorized denominations in which the senior notes of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000, in the case of senior notes in registered form ("registered senior notes") or $5,000, in the case of bearer senior notes;

  •
  the terms, if any, upon which senior notes of the series may be convertible into or exchangeable for other securities or property;

  •
  the portion of the principal amount of the senior notes of the series which will be payable upon acceleration if other than the full principal amount;

  •
  if other than U.S. dollars, the foreign currency in which payment of the principal of, any premium or interest on or any Additional Amounts (as defined below) with respect to any of such Securities shall be payable;

  •
  if other than U.S. dollars, the currency in which the purchase price for the senior notes of the series will be payable, the currency in which payments on the senior notes of the series will be payable, and the ability, if any, of us or the holders of senior notes of the series to have payments made in any other currency or currencies;

  •
  if the amount of payments on the senior notes of the series may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;

  •
  any addition to, or modification or deletion of, any covenant or Event of Default with respect to senior notes of the series;

  •
  any addition to, or modification or deletion of, any term related to satisfaction or discharge, defeasance or covenant defeasance with respect to senior notes of the series;

  •
  if any of such senior notes are to be issuable upon the exercise of warrants, and the time, manner and place for such senior notes to be authenticated and delivered;

  •
  if any of such senior notes are issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary senior note) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

  •
  if and under what circumstances we will pay additional amounts ("Additional Amounts") on the senior notes of the series to any Holder who is a United States Alien in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the senior notes of the series rather than pay the Additional Amounts;

  •
  if there is more than one trustee, the identity of the trustee and, if not the trustee, the identity of each registrar, paying agent or authenticating agent with respect to the senior notes;

  •
  the Person to whom any interest on a senior note of the series shall be payable, if other than the Person in whose name that senior note is registered on the applicable record date;

  •
  the manner in which, or the Person to whom, any interest on any bearer debt security of the series will be payable, if other than upon presentation and surrender of the coupons relating to the bearer debt security;

  •
  if the senior notes of the series or, if applicable, any Guarantees of those senior notes will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements;

  •
  any other terms of the senior notes of the series and, if applicable, any Guarantees of the senior notes (whether or not such other terms are consistent or inconsistent with any other terms of the indenture); and

  •
  whether the senior notes of the series will be guaranteed by any Guarantors and, if so, the names of the Guarantors of the senior notes of the series and a description of the Guarantees.

        As used in this prospectus and any prospectus supplement relating to the offering of senior notes of any series, references to the principal of and premium, if any, and interest, if any, on the senior notes of the series include the payment of Additional Amounts, if any, required by the senior notes of the series to be paid in that context.

        Senior notes may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement, if applicable.

        If the purchase price of any senior notes is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any senior notes is payable in a foreign currency, the specific terms of those senior notes and the applicable foreign currency will be specified in the prospectus supplement relating to those senior notes.

        The terms of the senior notes of any series may differ from the terms of the senior notes of any other series, and the terms of particular senior notes within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of senior notes, we may, without the consent of the holders of the senior notes of any series, reopen an existing series of senior notes and issue additional senior notes of that series.

        Unless otherwise described in a prospectus supplement relating to any series of senior notes and except to the limited extent set forth below under "—Merger, Consolidation and Transfer of Assets," the indenture does not contain any provisions that would limit our ability or the ability of any of our subsidiaries to incur indebtedness or other liabilities or that would afford holders of senior notes protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we and our subsidiaries may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the senior notes of any series.

Registration, Transfer and Payment

        Unless otherwise indicated in the applicable prospectus supplement, each series of senior notes will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue a series of senior notes in bearer form only, or in both registered and bearer form.

        Unless otherwise indicated in the applicable prospectus supplement, registered senior notes will be issued in denominations of $1,000 or any integral multiples of $1,000, and bearer senior notes will be issued in denominations of $5,000.

        Unless otherwise indicated in the applicable prospectus supplement, the senior notes will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States of America. However, we, at our option, may make payments of interest on any registered senior note by check mailed to the address of the Person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States of America. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of senior notes, or for any conversion or exchange of senior notes for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

        Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer senior notes will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer senior notes on any interest payment date will be made only against surrender of the coupon relating to that interest payment date. Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer senior note will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer senior notes are payable in U.S. dollars, payments on those bearer securities may be made at the corporate trust office of the relevant trustee or at any office or agency designated by us in the United States of America if, but only if, payment of the full amount due on the bearer senior notes for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

        Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

  •
  issue, register the transfer of or exchange senior notes of any series during a period beginning at the opening of business 15 days before any selection of senior notes of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

  •
  register the transfer of or exchange any registered senior note, or portion of any registered senior note, selected for redemption, except the unredeemed portion of any registered senior note being redeemed in part;

  •
  exchange any bearer senior note selected for redemption, except to exchange a bearer senior note for a registered senior note of that series of like tenor and terms that is simultaneously surrendered for redemption; or

  •
  issue, register the transfer of or exchange a senior note which has been surrendered for repayment at the option of the holder, except the portion, if any, of the senior note not to be repaid.

Ranking of Senior Notes

        The unsecured senior notes of each series will be our unsecured unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness. The secured senior notes of each series will be our unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness, except that the secured senior notes of any series will effectively rank senior to our unsecured and unsubordinated indebtedness in respect of claims against the collateral that is pledged to secure those secured senior notes.

        The senior notes will be our obligations exclusively. We are a holding company and substantially all of our consolidated assets are held and substantially all of our consolidated revenues are generated by our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the senior notes, depend on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide cash to us, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the senior notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the senior notes (except, in the case of any subsidiary that has guaranteed any senior notes, its obligations under its Guarantee of those senior notes for so long as that Guarantee remains in effect) or to make any funds available to us. Certain debt and security agreements entered into by certain of our subsidiaries contain various restrictions, including restrictions on payments and loans by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral. In addition, dividends, loans or other distributions from our subsidiaries to us may be subject to additional contractual and other restrictions, are dependent upon the results of operations of our subsidiaries and are subject to other business considerations.

        The unsecured senior notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of our secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amounts owed by us under our unsecured indebtedness, including the unsecured senior notes, until that secured indebtedness is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit our ability to incur secured indebtedness.

        The unsecured senior notes (other than any unsecured senior notes that have been guaranteed by any of our subsidiaries for so long as the Guarantees of those senior notes remain in effect) will be effectively subordinated to all existing and future liabilities and preferred equity of our subsidiaries. These liabilities may include indebtedness, trade payables, other guarantees, lease obligations, swaps and letter of credit obligations. Therefore, our rights and the rights of our creditors, including the holders of unsecured senior notes, to participate in the assets of any subsidiary upon that subsidiary's bankruptcy, liquidation, dissolution, reorganization or similar circumstances will be subject (except in the case of any subsidiary that has guaranteed any unsecured senior notes for so long as its Guarantee of those senior notes remains in effect) to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. However, even if we are a creditor of one or more of our subsidiaries, our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any of our subsidiaries to incur additional secured or unsecured indebtedness, guarantees or other liabilities.

Guarantees

        The senior notes of any series may be guaranteed by one or more of the following subsidiaries: KKR Financial Holdings, Inc., a Delaware corporation, KKR Financial Holdings II, LLC, a Delaware limited liability company, KKR Financial Holdings III, LLC, a Delaware limited liability company, and KKR Financial Holdings IV, LLC, a Delaware limited liability company. However, the indenture governing the guaranteed senior notes will not require that any of the foregoing subsidiaries be a Guarantor of any series of guaranteed senior notes and will permit us to appoint other Guarantors for any series of guaranteed senior notes in addition to or instead of any of the foregoing subsidiaries. As a result, the Guarantors of any series of guaranteed senior notes may differ from the Guarantors of any other series of guaranteed senior notes. In the event we issue a series of guaranteed senior notes, the specific Guarantors of the senior notes of that series will be identified in the applicable prospectus supplement.

        If we issue a series of guaranteed senior notes, a description of some of the terms of Guarantees of those senior notes will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed senior notes, each Guarantor of the senior notes of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each senior note of such series and the due and punctual performance of all of our other obligations under the indenture with respect to the senior notes of such series, all in accordance with the terms of such senior notes and the indenture.

        Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed senior notes, the applicable indenture will contain provisions to the effect that the obligations of each Guarantor under its Guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under such Guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a Guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable Guarantor's obligations under that Guarantee, subordinate that Guarantee to other debt and other liabilities of that Guarantor or take other action detrimental to holders of the senior notes of the applicable series, including directing the holders to return any payments received from the applicable Guarantor.

        The applicable prospectus supplement relating to any series of guaranteed senior notes will specify other terms of the applicable Guarantees, which may include provisions that allow a Guarantor to be released from its obligations under its Guarantee under specified circumstances or that provide for one or more Guarantees to be secured by specified collateral.

        Unless otherwise expressly stated in the applicable prospectus supplement, each Guarantee will be the unsubordinated and unsecured obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor. Each Guarantee (other than a secured Guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable Guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any Guarantor that has provided an unsecured Guarantee of any senior notes, the holders of that Guarantor's secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such Guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured Guarantees of any senior notes, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any Guarantor to incur secured indebtedness or issue secured guarantees.

        Unless otherwise expressly stated in the applicable prospectus supplement, each secured Guarantee will be an unsubordinated obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor, except that such secured Guarantee will effectively rank senior to such Guarantor's unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured Guarantee.

Book-entry Senior Notes

        The senior notes of a series may be issued in whole or in part in the form of one or more global senior notes. Global senior notes will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global senior notes may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing senior notes, a global senior note may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        We anticipate that global senior notes will be deposited with, or on behalf of, DTC and that global senior notes will be registered in the name of DTC's nominee, Cede & Co. All interests in global senior notes deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global senior notes held through Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg"), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global senior notes. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

        DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

        Purchases of senior notes within the DTC system must be made by or through direct participants, which will receive a credit for the senior notes on DTC's records. The ownership interest of the actual purchaser or beneficial owner of a senior note is, in turn, recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the senior notes. Transfers of ownership interests in senior notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the senior notes, except under the limited circumstances described below.

        To facilitate subsequent transfers, all senior notes deposited by participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of senior notes with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the senior notes. DTC has no knowledge of the actual beneficial owners of the senior notes. DTC's records reflect only the identity of the direct participants to whose accounts the senior notes are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices shall be sent to DTC or its nominee. If less than all of the senior notes of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the senior notes under its procedures.

        In any case where a vote may be required with respect to the senior notes of any series, neither DTC nor Cede & Co. will give consents for or vote the global senior notes. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the senior notes are credited on the record date identified in a listing attached to the omnibus proxy.

        Principal and premium, if any, and interest, if any, on the global senior notes will be paid to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of DTC's direct and indirect participants and not of DTC, us, any trustee or any underwriters or agents involved in the offering or sale of any senior notes. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, beneficial owners of interests in a global senior note will not be entitled to have senior notes registered in their names and will not receive physical delivery of senior notes. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the senior notes and the indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global senior notes.

        DTC is under no obligation to provide its services as depositary for the senior notes of any series and may discontinue providing its services at any time. Neither we nor any trustee nor any underwriters or agents involved in the offering or sale of any senior notes will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global senior notes generally will not receive certificates representing their ownership interests in the senior notes. However, if DTC notifies us that it is unwilling or unable to continue as a depositary for the global senior notes of any series or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 (if so required by applicable law or regulation) and a successor depositary for the senior notes of such series is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be, we determine, in our sole discretion, not to have the senior notes of any series represented by one or more global senior notes, or an Event of Default under the indenture has occurred and is continuing with respect to the senior notes of any series, we will prepare and deliver certificates for the senior notes of that series in exchange for beneficial interests in the global senior notes of that series. Any beneficial interest in a global senior note that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for senior notes in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global senior notes.

        Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which hold those interests in customers' securities accounts in the depositaries' names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the "U.S. Depositaries").

        Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

        Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any senior notes or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

        Distributions with respect to global senior notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

        Euroclear holds securities and book-entry interests in securities for participating organizations ("Euroclear Participants") and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any senior notes or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global senior note through accounts with a participant in the Euroclear System or another securities intermediary that holds a book-entry interest in a global senior note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with Persons holding through Euroclear Participants.

        Distributions on interests in global senior notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

        Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global senior notes in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global senior note from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global senior note by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

        Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. Neither we nor any trustee nor any underwriters or agents involved in the offering or sale of any senior notes will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

        The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Redemption and Repurchase

        The senior notes of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the senior notes of any series may be subject to repurchase or repayment by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of senior notes.

Conversion and Exchange

        The terms, if any, on which senior notes of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement or the context otherwise requires, references in this prospectus and any prospectus supplement to the conversion or exchange of senior notes of any series for other securities or property shall be deemed not to refer to or include any exchange of any senior notes of a series for other senior notes of the same series.

Secured Senior Notes

        The senior notes of any series and the Guarantees, if any, of the senior notes of any series may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured senior notes.

Merger, Consolidation and Transfer of Assets

        The indenture provides that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease or convey all or substantially all of our property and assets to, or merge with or into, any Person unless:

  •
  either (1) we shall be the continuing Person (in the case of a merger) or (2) the successor Person (if other than us) formed by or resulting from the consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the senior notes outstanding under the indenture and the due and punctual performance and observance of all covenants and conditions in such outstanding senior notes and the indenture to be performed or satisfied by us (including, without limitation, the obligation to convert or exchange any senior notes that are convertible into or exchangeable for other securities or property in accordance with the provisions of such senior notes and the indenture) by a supplemental indenture reasonably satisfactory in form to the trustee;

  •
  immediately after giving effect to the transaction described above, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

  •
  the trustee shall have received the officers' certificate and opinion of counsel called for by the indenture.

        In the case of any such consolidation, sale, lease, conveyance or merger in which we are not the continuing entity and upon execution and delivery by the successor Person of the supplemental indenture described above, such successor Person shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor Person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the indenture and the senior notes issued under that indenture.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the senior notes of any series is defined in the indenture as being:

          (1)   default in payment of any interest, if any, on, or any Additional Amounts, if any, payable in respect of any interest, if any, on, any of the senior notes of that series when due, and continuance of such default for a period of 30 days;

          (2)   default in payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the senior notes of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in our common shares or other securities or property);

          (3)   default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the senior notes of that series;

          (4)   default in the delivery when due of any securities, cash or other property (including, without limitation, any of our common shares) when required to be delivered upon conversion of any convertible senior note of that series or upon the exchange of any senior note of that series which is exchangeable for our common shares or other securities or property (other than an exchange of senior notes of that series for other senior notes of the same series);

          (5)   default in the performance, or breach, of any other covenant or warranty applicable to us or, if the senior notes of that series are guaranteed senior notes, any Guarantor of the senior notes of that series, as the case may be, in the indenture or in any senior note of that series or, if the senior notes of that series are guaranteed senior notes, in any Guarantee of the senior notes of that series, other than a covenant or warranty included in the indenture solely for the benefit of a series of senior notes other than that series, and continuance of that default or breach (without that default or breach having been cured or waived in accordance with the indenture) for a period of 60 days after notice to us and, if the senior notes of that series are guaranteed senior notes, the Guarantors of such senior notes by the trustee or the holders of not less than 25% in aggregate principal amount of the senior notes of that series then outstanding;

          (6)   default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than Non-recourse Debt) of us or any Significant Subsidiary of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $60.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the senior notes of that series;

          (7)   failure by us or any of our Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $60.0 million, which judgments are not paid, discharged or stayed for a period of 30 calendar days after such judgments become final and non-appealable;

          (8)   if the senior notes of that series are guaranteed senior notes, the Guarantee of the senior notes of that series by any Guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such Guarantor or us not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indenture or the terms of the senior notes of that series;

          (9)   specified events of bankruptcy, insolvency or reorganization with respect to us or any Significant Subsidiary of ours; or

          (10) any other Event of Default established for the senior notes of that series.

        No Event of Default with respect to any particular series of senior notes necessarily constitutes an Event of Default with respect to any other series of senior notes. The indenture provides that, within 90 days after the occurrence of any default with respect to the senior notes of any series, the trustee will mail to all holders of the senior notes of that series notice of that default if known to the trustee, unless that default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to the senior notes of that series, except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interest of the holders to do so. As used in this paragraph, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the senior notes of any series.

        The indenture provides that if an Event of Default (other than an Event of Default specified in clause (9) of the second preceding paragraph with respect to us) occurs and is continuing with respect to any series of senior notes, either the trustee or the holders of at least 25% in principal amount of the senior notes of that series then outstanding may declare the principal of, or if senior notes of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of senior notes, and accrued and unpaid interest, if any, on all the senior notes of that series to be due and payable immediately. The indenture also provides that if an Event of Default specified in clause (9) of the second preceding paragraph with respect to us occurs with respect to any series of senior notes, then the principal of, or if senior notes of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of senior notes, and accrued and unpaid interest, if any, on all the senior notes of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the senior notes of that series. However, upon specified conditions, the holders of a majority in principal amount of the senior notes of a series then outstanding may rescind and annul an acceleration of the senior notes of that series and its consequences. For purposes of clarity, references to an Event of Default specified in clause (9) of the second preceding paragraph with respect to us shall not include any Event of Default specified in clause (9) of the second preceding paragraph with respect to any Significant Subsidiary of ours.

        Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of senior notes of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding senior notes of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate which states whether or not we are in default under the terms of the indenture.

        No holder of any senior notes of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

  •
  such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the senior notes of such series;

  •
  the holders of not less than 25% in aggregate principal amount of the outstanding senior notes of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;

  •
  such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request;

  •
  the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

  •
  no direction inconsistent with such written request has been given to the trustee during such 60 day period by the holders of a majority in principal amount of the outstanding senior notes of such series.

        Notwithstanding any other provision of the indenture, the holder of a senior note will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that senior note on the respective due dates for those payments and, in the case of any senior note which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that senior note in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

        Unless otherwise provided in the applicable prospectus supplement, the indenture permits us, any Guarantors party to such indenture and the trustee, with the consent of the holders of a majority in principal amount of the outstanding senior notes of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the senior notes of the applicable series or the rights of the holders of the senior notes of that series under the indenture. However, no such modification or amendment shall, among other things:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any senior notes issued under the indenture;

  •
  reduce the principal of or any premium on any senior notes or reduce the rate of interest on any senior notes or reduce the price payable upon the redemption of any senior note, whether such redemption is mandatory or at our option, or upon the repurchase of any senior note at the option of the holder, or reduce any Additional Amounts with respect to any senior notes, or change our obligation to pay Additional Amounts;

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

  •
  adversely affect any right of repayment or repurchase of any senior notes at the option of any holder;

  •
  change any place where or the currency in which senior notes are payable;

  •
  impair the holder's right to institute suit to enforce the payment of any senior notes on or after their stated maturity or, in the case of any senior note which is convertible into or exchangeable for other securities or property, to institute suit to enforce the right to convert or exchange that senior note in accordance with its terms;

  •
  make any change that adversely affects the right, if any, to convert or exchange any senior notes for other securities or property;

  •
  reduce the percentage of senior notes of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences;

  •
  if the indenture relates to guaranteed senior notes, release any Guarantor from any of its obligations under any of its Guarantees or the indenture, except in accordance with the terms of the indenture; or

  •
  reduce the requirements for a quorum or voting at a meeting of holders of the applicable senior notes,

  •
  without in each case obtaining the consent of the holder of each outstanding senior note issued under such indenture affected by the modification or amendment.

        Unless otherwise provided in the applicable prospectus supplement, the indenture also contains provisions permitting us, any Guarantors party to such indenture and the trustee, without the consent of the holders of any senior notes issued under the indenture, to modify or amend the indenture, among other things:

  •
  to evidence the succession of another Person to us or, if applicable, any Guarantor under the indenture and the assumption by that successor of our covenants or the covenants of such Guarantor, as the case may be, contained in the indenture and in the senior notes or, if applicable, the Guarantees issued under the indenture, as the case may be;

  •
  to add to our covenants or, if applicable, the covenants of any Guarantor for the benefit of the holders of all or any series of senior notes issued under the indenture or to surrender any right or power conferred upon us or, if applicable, any Guarantor in the indenture with respect to all or any series of senior notes issued under the indenture;

  •
  to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

  •
  to establish the form or terms of senior notes of any series and any related coupons and, if applicable, any Guarantees of those senior notes, including, without limitation, conversion and exchange provisions applicable to senior notes which are convertible into or exchangeable for other securities or property and to establish, if applicable, the Guarantors of the senior notes of such series and the terms of the Guarantees of such senior notes, and to establish any provisions with respect to any security or other collateral for such senior notes or, if applicable, Guarantees, and to make any deletions from or additions or changes to the indenture in connection with any of the matters referred to in this bullet point so long as those deletions, additions and changes are not applicable to any other series of senior notes then outstanding;

  •
  to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the senior notes of one or more series;

  •
  to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of the senior notes of any series then outstanding in any material respect;

  •
  to add any additional Events of Default with respect to all or any series of senior notes;

  •
  to supplement any of the provisions of the indenture to permit or facilitate defeasance, covenant defeasance and/or satisfaction and discharge of any series of senior notes, provided that such action shall not adversely effect the interest of any holder of a senior note of such series or any other senior note in any material respect;

  •
  if the indenture provides for the issuance of guaranteed senior notes, to add additional Guarantees or additional Guarantors in respect of all or any senior notes, and to evidence the release and discharge of any Guarantor from its obligations under its Guarantee of any or all senior notes and its obligations under the indenture in respect of any or all senior notes in accordance with the terms of the indenture; or, in the case of any other indenture, to add guarantees or guarantors in respect of all or any senior notes, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of any or all senior notes and its obligations under the indenture in respect of any or all senior notes in accordance with the terms of the indenture;

  •
  to secure or, if applicable, to provide additional security for all or any senior notes issued under the indenture or all or any Guarantees or other guarantees of the senior notes and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any senior notes, Guarantees or other guarantees in accordance with the terms of the indenture;

  •
  to make any change to the indenture or any senior notes or Guarantees to conform the terms thereof to the terms reflected in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any senior notes or Guarantees;

  •
  in the case of any series of senior notes which are convertible into or exchangeable for our common shares or other securities or property, to provide for the conversion or exchange rights of those senior notes in the event of any reclassification or change of our common shares or any of our other securities into which such senior notes are convertible or for which such senior notes are exchangeable or any similar transaction if expressly required by the terms of that series of senior notes; or

  •
  to amend or supplement any provision contained in the indenture or in any senior notes or, if applicable, Guarantees, provided that such amendment or supplement does not apply to any outstanding senior notes or any Guarantees of any outstanding senior note issued prior to the date of such supplemental indenture and entitled to the benefits of such provisions.

        Unless otherwise provided in the applicable prospectus supplement, the holders of a majority in aggregate principal amount of the outstanding senior notes of any series may waive our compliance with the provisions described above under "—Merger, Consolidation and Transfer of Assets" and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of senior notes, any additional covenants applicable to the senior notes of such series. The holders of a majority in aggregate principal amount of the outstanding senior notes of any series may, on behalf of all holders of senior notes of that series, waive any past default under the indenture with respect to senior notes of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on senior notes of that series or, in the case of any senior notes which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding senior note of the affected series.

        The indenture contains provisions for convening meetings of the holders of a series of senior notes if (and only if) senior notes of such series are issued or issuable, in whole or in part, in the form of bearer senior notes. A meeting may be called at any time by the trustee, and also upon our request or the request of holders of at least 331/3% in principal amount of the outstanding senior notes of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding senior note affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding senior notes of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding senior notes of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding senior notes of that series. Any resolution passed or decision taken at any meeting of holders of senior notes of any series duly held in accordance with the indenture will be binding on all holders of senior notes of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons entitled to vote a majority in principal amount of the outstanding senior notes of a series, or, if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be given by holders of a greater percentage in principal amount of outstanding senior notes of a series, the Persons entitled to vote at such greater percentage in principal amount of the outstanding senior notes of such series.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise provided in the applicable prospectus supplement, upon our direction, the indenture shall cease to be of further effect with respect to any series of senior notes issued under the indenture specified by us, subject to the survival of specified provisions of the indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert senior notes of that series into other securities or property in accordance with their terms) when:

  •
  either

            (A)  all outstanding senior notes of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

            (B)  all senior notes of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the senior notes of that series are payable in an amount sufficient to pay the entire indebtedness on the senior notes of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the senior notes of that series provide for the payment of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the senior notes and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, those Additional Amounts) to the date of such deposit, if the senior notes of that series have become due and payable, or to the maturity or redemption date of the senior notes of that series, as the case may be;

  •
  we have paid all other sums payable under the indenture with respect to the senior notes of that series; and

  •
  the trustee has received an officers' certificate and an opinion of counsel called for by the indenture.

        At such time as we shall have satisfied the conditions set forth in the immediately preceding paragraph with respect to any series of guaranteed senior notes, each Guarantor of the senior notes of that series shall (except as provided in the next succeeding sentence and subject to other limited exceptions) be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the senior notes of that series and all of its other obligations under indenture in respect of the senior notes of that series, without any action by us, any Guarantor or the trustee and without the consent of the holders of any senior notes. If the senior notes of any series provide for the payment of Additional Amounts, we will remain obligated, following the deposit described above, to pay, and any Guarantees of the senior notes of that series will continue to guarantee (on the terms and subject to the conditions set forth in the applicable indenture, subject to any other terms of the indenture providing for the release and discharge of a Guarantor from its obligations under its Guarantees of such senior notes and under the indenture in respect of such senior notes) the payment of, Additional Amounts with respect to those senior notes to the extent (and only to the extent) that they exceed the amount deposited in respect of those Additional Amounts as described above.

        Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of senior notes either:

  •
  to defease and be discharged from all of our obligations with respect to that series of senior notes ("defeasance"), except for:

            (1)   the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of senior notes to the extent (and only to the extent) that those Additional Amounts exceed the amount deposited in respect of those Additional Amounts as provided below,

            (2)   the obligation, if applicable, to exchange or convert senior notes of that series into other securities or property in accordance with their terms, and

            (3)   certain other limited obligations.

  •
  to be released from our obligations with respect to the senior notes of such series under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of senior notes ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those senior notes are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the senior notes of that series provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, the Additional Amounts with respect to) that series of senior notes, and any mandatory sinking fund or analogous payments on that series of senior notes, on the due dates for those payments.

        Upon the effectiveness of defeasance with respect to any series of guaranteed senior notes, each Guarantor of the senior notes of such series shall (except as provided in the next succeeding sentence and subject to other limited exceptions) be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the senior notes of such series and all of its other obligations under indenture in respect of the senior notes of that series, without any action by us, any Guarantor or the trustee and without the consent of the holders of any senior notes. If we effect defeasance with respect to the senior notes of any series and those senior notes provide for the payment of Additional Amounts, we will remain obligated, following the effectiveness of such defeasance, to pay, and any Guarantees of the senior notes of that series will continue to guarantee (on the terms and subject to the conditions set forth in the indenture, subject to any other terms of the indenture providing for the release and discharge of a Guarantor from its obligations under its Guarantees of such senior notes and under the indenture in respect of such senior notes) the payment of, Additional Amounts with respect to those senior notes to the extent (and only to the extent) that they exceed the amount deposited in respect of those Additional Amount as described above.

        The defeasance or covenant defeasance described above shall only be effective if, among other things:

  •
  it shall not result in a breach or violation of, or constitute a default under, the indenture;

  •
  in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) we have received from or there has been published by the IRS a ruling or (B) since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the senior notes of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

  •
  in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the senior notes of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  •
  if the cash and Government Obligations deposited are sufficient to pay the outstanding senior notes of that series provided those senior notes are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those senior notes on that date; and

  •
  no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to senior notes of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an Event of Default with respect to us shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

        The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, defeasance or covenant defeasance with respect to the senior notes of a particular series.

Definitions

        As used in the indenture, the following terms have the meanings specified below:

        The term "Corporation" includes corporations, partnerships, associations, limited liability companies and other companies and business trusts. The term "corporation" means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

        "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

        "Non-recourse Debt" means an obligation for indebtedness that can only be satisfied out of the collateral securing the obligation and not out of the debtor's other assets.

        "Person" means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

        "Significant Subsidiary" means, as of any date of determination, a Subsidiary of ours that would constitute a "significant subsidiary" as such term is defined under Rule 1-02(w) of Regulation S-X of the Securities and Exchange Commission as in effect on the date of the indenture.

        "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

Governing Law

        The indenture (including any Guarantees) and the senior notes will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees

        The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of us, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the applicable indenture or resign as trustee.

        Wilmington Trust, National Association may act as trustee under one or more of the indentures. Wilmington Trust, National Association provides commercial banking services to us in the ordinary course of business.

DESCRIPTION OF OTHER SECURITIES

        We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, subscription rights, debt securities, guarantees of debt securities, share purchase contracts or share purchase units that may be offered pursuant to this prospectus.

 PLAN OF DISTRIBUTION

        We or any selling securityholders may sell the securities offered by this prospectus:

  •
  through underwriters or dealers;

  •
  through agents; or

  •
  directly to purchasers.

        The securities may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

        We will describe in a prospectus supplement or a free writing prospectus the particular terms of the offering of the securities, including the following:

  •
  the method of distribution of the securities offered thereby;

  •
  the names of any underwriters or agents;

  •
  the proceeds we will receive from the sale, if any;

  •
  any discounts and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the applicable securities may be listed.

        The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, and may also be offered through standby underwriting or purchase arrangements entered into by us or any selling securityholders. We or any selling securityholders may also sell securities through agents or dealers designated by us or any selling securityholders. We or any selling securityholders also may sell securities directly, in which case no underwriters or agents would be involved.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or any selling securityholders and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        We or any selling securityholders and, in the case of offerings of guaranteed debt securities, the applicable guarantors may have agreements with the underwriters, dealers and agents involved in the offering of the securities to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents involved in the offering of the securities may engage in transactions with, or perform services for, us, our subsidiaries or other affiliates (including, without limitation, any guarantors) or any selling securityholders in the ordinary course of their businesses.

        In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the market price of such securities or other securities that may be issued upon conversion, exchange or exercise of such securities or the prices of which may be used to determine payments on such securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover over-allotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities and, if they engage in any of these activities, may end any of these activities at any time without notice.

        Some or all of the securities may be new issues of securities with no established trading market. Neither we nor any selling securityholders can give any assurances as to the liquidity of the trading market for any of our securities.

LEGAL MATTERS

        Certain federal income tax matters in connection with the securities have been passed on for us by Hunton & Williams LLP. Richards, Layton & Finger, P.A. have passed upon the validity of the common shares and the preferred shares. Willkie Farr & Gallagher LLP, our special 1940 Act counsel, have passed upon certain 1940 Act matters. Simpson Thacher & Bartlett LLP have passed upon the validity of the deposit agreements relating to depository shares and the warrants, subscription rights, debt securities, guarantees, share purchase contracts, share purchase units and senior notes offered hereby under the laws of the State of New York, and have provided certain other legal services to us in connection with this prospectus. Certain partners of Simpson Thacher & Bartlett LLP, members of their families and related persons have an interest representing less than 1% of our common shares.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus is a part, with respect to the securities to be sold pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and exhibits to the registration statement. For further information with respect to us and the securities to be sold pursuant to this prospectus, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and in the documents incorporated and deemed to be incorporated by reference herein or in any prospectus supplement or free writing prospectus as to the contents of any contract or other document do not purport to be complete and, where that contract or document is an exhibit to the registration statement or an exhibit to a document incorporated or deemed to be incorporated by reference in the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of the registration statement, including the exhibits to the registration statement, and other documents we file with the SEC may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800- SEC-0300. Copies of the registration statement, including the exhibits, and the other documents we file with the SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you for free on the SEC's website at http://www.sec.gov. You may also inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. We are subject to the information and reporting requirements of the Exchange Act, and file periodic reports, proxy statements and other information with the SEC.

INCORPORATION BY REFERENCE

        This prospectus "incorporates by reference" certain information we file with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.

        Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.

        We incorporate by reference the following documents that we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including portions of our Proxy Statement for our 2011 annual meeting of holders of our common shares held on April 27, 2011 to the extent specifically incorporated by reference into such Form 10-K;

  •
  our Quarterly Reports on Form 10-Q for the three months ended March 31, 2011, June 30, 2011 and September 30, 2011;

  •
  our Current Reports on Form 8-K filed with the SEC on February 4, 2011, February 22, 2011, March 31, 2011, May 2, 2011, July 8, 2011, August 1, 2011 and November 3, 2011; and

  •
  the description of our common shares included in our Registration Statement on Form 8-A filed with the SEC on April 30, 2007, and any amendment or report filed thereafter for the purpose of updating that description.

  We are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus.

        In addition, we incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering of securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been "furnished" to and not "filed" with the SEC. We will provide free copies of any of those documents, if you write or telephone us at:

KKR Financial Holdings LLC
555 California Street, 50th Floor
San Francisco, California 94104
Attention: Investor Relations
(415) 315-3620

You also may review a copy of the prospectus and registration statement and its exhibits at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's internet website (See "Where You Can Find More Information" above).

KKR Financial Holdings LLC